UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e) (2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a -12

TransTech Services Partners Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: _________________________________

(2)	Form, Schedule or Registration Statement No.: __________________

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable.

(4)	Date Filed: _________________

Copies of all communications to:
Loeb & Loeb LLP
Mitch Nussbaum, Partner
345 Park Avenue,
New York, New York 10154
(212) 407-4990

PRELIMINARY COPY — SUBJECT TO COMPLETION

TRANSTECH SERVICES PARTNERS INC.
445 Fifth Avenue, Suite 30H
New York, NY, 10016
(212) 696-5977

June __, 2009

Dear Stockholder:

On April 3, 2009, TransTech Services Partners Inc., a Delaware corporation (“TransTech,” “we,” “us” or the “Company”), announced that it had negotiated and executed a definitive agreement (the “Agreement”) to effectuate a business combination (the “Acquisition”) with a privately-held company, Global Hi-Tech Industries Limited (“GHIL”).

Because our board of Directors determined that we will not be able to complete the acquisition of GHIL within the stipulated timeline, our third amended and restated certificate of incorporation (the “Certificate of Incorporation”) requires us to distribute to holders of shares of our common stock issued in our initial public offering (“IPO Shares”) all amounts in the trust account (the “Trust Account”) that we established at the consummation of our initial public offering (“IPO”) into which a certain amount of the net proceeds of the IPO were deposited (the “Distribution”).  As of May 26, 2009, approximately $ 40,877,757 (approximately $ 7.89 per IPO Share) was in the Trust Account available for the Distribution (the “Distribution Payment”). Our board of directors has determined it to be in the best interests of our stockholders to (i) continue our corporate existence after the Distribution, rather than dissolve the Company as required by our Certificate of Incorporation, (ii) convert the IPO Shares for cash from the Trust Account in an amount per share equal to the Distribution Payment on a pro rata basis to IPO shareholders, and (iii) retain the Company’s current management while the Company evaluates its options with respect to seeking to complete the Acquisition and/or continues to seek acquisition targets or pursue other business activities. To accomplish these goals, our board of directors believes it is necessary to modify our Certificate of Incorporation to eliminate the blank check company provision which requires us to dissolve following the distribution of the Trust Account.

Accordingly, we have called a special meeting of stockholders, in lieu of the Annual Meeting, (the “Special Meeting”) to be held at 10:00 a.m. Eastern Time on June 30, 2009 at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York, 10154 at which you will be asked to consider and vote on the following proposals:

•
Proposal 1:  The Charter Amendment Proposal — the approval of an amendment to our Amended and Restated Certificate of Incorporation in the form of Annex A to eliminate the blank check company restrictions by amending Article THIRD and deleting Article FIFTH in its entirety (“Proposal 1” or the “Charter Amendment Proposal”);

•
Proposal 2:  The Distribution Proposal —  the approval to convert the IPO Shares for cash to IPO shareholders from the Trust account on a pro rata basis (“Proposal 2” or the “Distribution Proposal” and, collectively with the Charter Amendment Proposal, the “Continuation Proposals”);

•
Proposal 3:  The Proposal to Elect Directors — to elect the following five Directors until the next Annual Meeting: Suresh Rajpal, LM Singh, Hemant Sonawala, Frederick Smithline and Dr. Ranga C Krishna, (“Proposal 3” or the “Proposal to Elect Directors”);

•
Proposal 4:  The Dissolution Proposal — the approval of the dissolution of the Company and the proposed Plan of Distribution in the form of Annex B to the accompanying proxy statement in the event the Continuation Proposals  are not approved (“Proposal 4” or the “Dissolution Proposal”);

•
Proposal 5:  The Adjournment Proposal —to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the Special Meeting, the Company would not have been authorized to consummate the Continuation Proposals , or the Dissolution Proposal — we refer to this proposal as the adjournment proposal (“Proposal 5” or the “Adjournment Proposal”); and

Our board of directors has fixed the close of business on May 29, 2009 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. All holders of our common stock on the record date will be entitled to vote on the Charter Amendment Proposal, the Distribution Proposal, the Proposal to Elect Directors, the Dissolution Proposal and the Adjournment Proposal and will be entitled to one vote for each share of record owned by the holder.

The Distribution Proposal will not be presented for a vote at the Special Meeting unless and until the stockholders have approved the Charter Amendment Proposal, amending our certificate of incorporation. In addition, the Dissolution Proposal will not be presented for a vote at the Special Meeting if the Continuation Proposals are approved. If the Continuation Proposals are not approved, stockholder approval of the Company’s dissolution is required by Delaware law, under which the Company is organized. Accordingly, if you do not vote “FOR” the Continuation Proposals, you must vote “FOR” the Dissolution Proposal for the Company to be authorized to liquidate and distribute the Trust Account proceeds to its stockholders.

After careful consideration, our board of directors has determined that each of the proposals is fair to, and in the best interests of, the Company and our stockholders. Our board of directors recommends that you vote, or give instruction to vote, “FOR” the adoption of the “Charter Amendment Proposal”, “FOR” the adoption of the “Distribution Proposal”, “FOR” the adoption of the “Proposal to Elect Directors” and “FOR” the Adjournment Proposal. If you vote “AGAINST” any of the Continuation Proposals, our board of directors recommends that you vote, or give instruction to vote, “FOR” the adoption of the Dissolution Proposal and “FOR” the Adjournment Proposal.

Enclosed is a Notice of Special Meeting and proxy statement containing detailed information concerning each of the proposals. Whether or not you plan to attend the Special Meeting, we urge you to read this material carefully. We look forward to seeing you at the Special Meeting.

Sincerely,

Suresh Rajpal
Chairman of the Board,
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, or passed upon the fairness or merits of this transaction or the adequacy or accuracy of the enclosed proxy statement. Any contrary representation is a criminal offense.

This proxy statement is dated June __, 2009 and is first being mailed to the stockholders of the Company on or about June __, 2009.

TRANSTECH SERVICES PARTNERS INC.
445 Fifth Avenue, Suite 30H
New York, NY  10016
(212) 696–5977

NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 30, 2009

To the Stockholders of TRANSTECH SERVICES PARTNERS INC.:

 NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”), including any adjournments or postponements thereof, of TransTech Services Partners Inc., a Delaware corporation (“we,” “us,” “TransTech” or the “Company”), will be held at 10:00 a.m., Eastern Time, on June 30, 2009, at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, at which you will be asked to consider and vote upon the following:

•
Proposal 1:  The Charter Amendment Proposal — the approval of an amendment to our Amended and Restated Certificate of Incorporation in the form of Annex A to eliminate the blank check company restrictions by amending Article THIRD and deleting Article FIFTH in its entirety (“Proposal 1” or the “Charter Amendment Proposal”);

•
Proposal 2:  The Distribution Proposal —  the approval to convert the IPO Shares for cash to IPO shareholders from the Trust account on a pro rata basis (“Proposal 2” or the “Distribution Proposal” and, collectively with the Charter Amendment Proposal, the “Continuation Proposals”);

•
Proposal 3:  The Proposal to Elect Directors — to elect the following five Directors until the next Annual Meeting: Suresh Rajpal, LM Singh, Hemant Sonawala, Frederick Smithline and Dr. Ranga C Krishna, (“Proposal 3” or the “Proposal to Elect Directors”);

•
Proposal 4:  The Dissolution Proposal — the approval of the dissolution of the Company and the proposed Plan of Distribution in the form of Annex B to the accompanying proxy statement in the event the Continuation Proposals  are not approved (“Proposal 4” or the “Dissolution Proposal”);

•
Proposal 5:  The Adjournment Proposal —to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the Special Meeting, the Company would not have been authorized to consummate the Continuation Proposals, or the Dissolution Proposal — we refer to this proposal as the adjournment proposal (“Proposal 5” or the “Adjournment Proposal”).

These proposals are described in more detail in the attached proxy statement, which we urge you to read in its entirety before voting.

Our board of directors has fixed the close of business on May 29, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment thereof. A list of the stockholders entitled to vote as of the record date at the Special Meeting will be open to the examination of any stockholder, for any purpose germane to the Special Meeting, during ordinary business hours for a period of ten calendar days before the Special Meeting at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, telephone number (212) 407-4990 and at the time and place of the Special Meeting during the duration of the Special Meeting.

Holders of our common stock as of the record date are entitled to one vote for each share of record and vote together as a single class with respect to each proposal presented at the meeting.

We will not transact any other business at the Special Meeting, except for business properly brought before the Special Meeting, or any adjournment or postponement thereof, by our board of directors.

Your vote is important.  Please sign, date and return the enclosed white proxy card as soon as possible to make sure that your shares are represented at the Special Meeting.  If you are a stockholder of record of our common stock, you may also cast your vote in person at the Special Meeting.  If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares.

Our initial stockholders, including all of our directors, officers and their affiliates, who purchased or received shares of our common stock prior to our IPO, presently own 1,125,000 shares of common stock, an aggregate of approximately 17.9% of our outstanding shares of common stock (the “Founder Shares”). All of our founding stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock in favor of each of the proposals.

The Distribution Proposal will not be presented for a vote at the Special Meeting unless and until our stockholders have approved the Charter Amendment Proposal, amending our certificate of incorporation. If the Charter Amendment Proposal is approved, the Company will continue its corporate existence without any of the blank check restrictions previously applicable to it and the warrants issued in the Company’s IPO will remain outstanding in accordance with their terms and will become exercisable upon the consummation of any business combination following the stockholder approval of the Continuation Proposals. If the Distribution Proposal is approved, holders of the IPO Shares will receive a pro rata share of the available funds in the Trust Account as of two days prior to such distribution, net of taxes payable on any interest earned on the account, and net of interest income (less taxes payable on such interest) of up to $800,000 on the Trust Account balance that has been released to us to fund working capital requirements The balance in the Trust Account as of May 26, 2009 was $ 40,877,757.  The distribution of the Trust Account to the holders of the IPO Shares and the amendment to charter of the blank check company to remove certain restrictions from our Certificate of Incorporation are collectively referred to as the “Reorganization Process”. The effectuation of the Reorganization Process is conditioned upon the approval of the Continuation Proposals, which means stockholders must approve each of the Distribution Proposal and the Charter Amendment Proposal in order for our corporate existence to continue. Accordingly, if you do not vote “FOR” the Continuation Proposals, you must vote “FOR” the Dissolution Proposal for the Company to be authorized to dissolve the Trust Account proceeds to its stockholders. If the Company commences proceedings to dissolve and liquidate following distribution of the amounts in the Trust Account, the warrants will become worthless.

Under our Certificate of Incorporation, approval of the Charter Amendment Proposal will require the affirmative vote of a 95% of the shares of our common stock issued and outstanding on the record date or 5,985,000 shares.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. IF YOU RETURN THE ENCLOSED WHITE PROXY CARD WITHOUT AN INDICATION OF HOW YOU DESIRE TO VOTE, IT WILL BE TREATED AS A VOTE FOR THE PROPOSALS 1, 2, 3 AND 5 AND AGAINST PROPOSAL 4.

We are soliciting the proxy on behalf of the board of directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing proxy materials, our officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services, along with our proxy soliciting agent, MacKenzie Partners Inc.

Our board of directors unanimously recommends that you vote “ FOR ” Proposal 1, the Charter Amendment Proposal, “ FOR ” Proposal 2, the Distribution Proposal,  “ FOR ” Proposal 3, the Proposal  to Elect Directors, and “ FOR ” Proposal 5, the Adjournment Proposal. If the Continuation Proposals are not approved at the Special Meeting, then our board of directors unanimously recommends that you vote “FOR” Proposal 4, the Dissolution Proposal and “FOR” Proposal 5, the Adjournment Proposal.

By Order of the Board of Directors,

Suresh Rajpal
Chairman of the Board,
President and Chief Executive Officer

June __, 2009

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS	7

FORWARD-LOOKING STATEMENTS	13

SPECIAL MEETING OF STOCKHOLDERS	14

BACKGROUND INFORMATION	17

THE CONTINUATION PROPOSALS	23

PROPOSAL 1 — THE CHARTER AMENDMENT PROPOSAL	23

PROPOSAL 2 — THE DISTRIBUTION PROPOSAL	26

PROPOSAL 3 — THE ELECTION OF DIRECTORS	27

PROPOSAL 4 — THE DISSOLUTION AND PLAN OF DISTRIBUTION	37

PROPOSAL 5 — THE ADJOURNMENT PROPOSAL	39

BENEFICIAL OWNERSHIP OF SECURITIES	40

STOCKHOLDER PROPOSALS	42

DELIVERY OF DOCUMENTS TO STOCKHOLDERS	42

WHERE YOU CAN FIND MORE INFORMATION	42

Annexes

Annex A	-	Fourth Amended and Restated Certificate of Incorporation	43
Annex B	-	Plan of Distribution	47

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Why am I receiving this proxy statement?

We were incorporated in Delaware on August 16, 2006 as a blank check company, formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination (a “Business Combination”), an unidentified operating business. On May 30, 2007, we consummated our initial public offering of 4,500,000 units at a price per unit of $8.00. On June 13, 2007, we consummated the closing of 675,000 Units subject to the underwriters’ over-allotment option. The 5,175,000 Units sold in the IPO generated total gross proceeds of $41,400,000. Of this amount, $40,754,500 was placed in trust. Like most blank check companies, our Third Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) provides that if we do not complete an acquisition by a pre-determined termination date, the Company must distribute the amounts in the Trust Account (plus any other net assets of the Company not used for or reserved to pay obligations and claims or such other corporate expenses relating to or arising during the Company’s remaining existence) to the holders of IPO Shares as promptly as possible. Further, our Certificate of Incorporation requires that after the distribution of the amounts in the Trust Account, the officers of the Company shall take such action necessary to dissolve and liquidate the Company as soon as reasonably practicable.

Our Certificate of Incorporation defines the “Termination Date” as the later of the following dates: 18 months after the consummation of the IPO or 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but was not consummated within such 18-month period.  It is no longer possible for us to consummate a qualifying business combination prior to the Termination Date. Our board of directors has determined that it is in the best interests of our stockholders to (i) continue our corporate existence after the distribution of funds in the Trust Account, rather than dissolve the Company, as required by our Certificate of Incorporation, (ii) convert the IPO Shares for cash to the IPO shareholders from the Trust Account on a pro rata basis and in an amount per share equal to the Distribution Payment, and (iii) retain the Company’s current management to evaluate its acquisition options or pursue other business activities. To accomplish these goals, our board of directors believes it is necessary to modify our Certificate of Incorporation to eliminate the provision which, among other blank check company restrictions, requires us to dissolve following the Distribution Payment.

What is being voted on?

There are five proposals on which you are being asked to vote.

The first proposal is to approve to an amendment to our Third Amended and Restated Certificate of Incorporation in the form of Annex A to remove the blank check company restrictions from our Certificate of Incorporation, which, among other things, requires us to dissolve, following the Distribution Payment (the “Charter Amendment”).

The second proposal is to approve convert the IPO Shares for cash to the IPO shareholders from the Trust Account on a pro rata basis (the “Distribution”).

The third proposal is to approve the election of five directors nominated by TransTech (the “Director Election”).

The fourth proposal is to approve the dissolution of the Company and the proposed Plan of Distribution in the form of Annex B, in the event the Continuation Proposals are not approved.

The fifth proposal is to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the Special Meeting, the Company would not have been authorized to effect any of the Distribution or the Dissolution.

Neither the fourth nor the fifth proposal will be presented to stockholders at the Special Meeting if the Continuation Proposals have already been approved.

For further discussion on each of the five proposals, please see the sections in this proxy statement titled “The Charter Amendment Proposal” beginning on page 23, “The Distribution Proposal” beginning on page 26, “The Election of Directors” beginning on page 27, “The Dissolution Proposal” beginning on page 37, and “The Adjournment Proposal” beginning on page 39.

Who is entitled to vote?

Only holders of record on May 29, 2009, are entitled to vote at the Special Meeting and any adjournment thereafter. On the record date, there were 6,300,000 shares outstanding and entitled to vote/for being voted on.

Why are we proposing the Continuation Proposals?

The Continuation Proposals consist of the Charter Amendment Proposal and the Distribution Proposal. Our board of directors has determined it to be in the best interests of our remaining stockholders to (i) continue our corporate existence after the Distribution Payment, rather than dissolve; (ii) convert the IPO Shares for cash to the IPO shareholders from the Trust Account, on a pro rata basis, in an amount per share equal to the Distribution Payment, and (iii) retain the Company’s current management while the Company evaluates its acquisition options or pursue other business activities. To accomplish these goals, our board of directors believes that it is necessary to modify our Certificate of Incorporation to eliminate the provision, which, among other blank check company restrictions, requires us to dissolve following the Distribution Payment.

Accordingly, the Company’s stockholders are being asked to approve the amendment of our Certificate of Incorporation to permit the Company to continue its corporate existence (rather than dissolving, as currently required by Certificate of Incorporation) following the Distribution Payment and to do so with a corporate charter that does not contain blank check company-related provisions. Specifically, the Charter Amendment Proposal will amend our Certificate of Incorporation to amend Article THIRD and delete Article FIFTH in its entirety, which, among other things, require us to dissolve and liquidate the  Company.

In addition, as part of the Reorganization Process , we are seeking stockholder approval to distribute the funds in the Trust Account on a pro rata basis to the stockholders who own the IPO Shares.

Each of these proposals must be approved at the Special Meeting in order for the Company to effectuate the Reorganization Process. If the Continuation Proposals are approved, we intend to pursue the acquisition of one or more operating businesses or for other uses of the Company. See the section entitled “Background Information-Continuation of the Company Following the Distribution of the Trust Account” beginning on page 18 of this proxy statement.  As of the date of this proxy statement, the Company has no arrangements in place with any acquisition candidates and will not engage in the active identification and pursuit of potential acquisitions unless and until our stockholders approve the Continuation Proposals at the Special Meeting. The Company’s fourth amended and restated Certificate of Incorporation (“Fourth Amended and Restated Certificate of Incorporation”), as it will be filed with the Secretary of State of Delaware if the Continuation Proposals are approved is attached as Annex A hereto. For further discussion on the Continuation Proposals, see the section entitled “The Continuation Proposals” beginning on page 23 of this proxy statement.

Why are we proposing the Dissolution Proposal?

The Dissolution Proposal will not be presented for a vote at the Special Meeting if the Continuation Proposals are approved. If both the Proposals contained in the Continuation Proposals are not approved at the Special Meeting, the Company cannot effectuate the Reorganization Process. Pursuant to the Delaware law, unless the holders of the majority of the outstanding shares vote “FOR” the Dissolution Proposal, the Company will not be authorized to dissolve and liquidate and accordingly, will not be authorized to distribute the funds from the Trust Account. Accordingly, if you do not vote in favor of the Continuation Proposals, you should vote in favor of the Dissolution Proposal to receive your pro rate share of the proceeds in the Trust Account.  For further discussion of the Dissolution Proposal, see page 27 of this proxy statement.

Will I receive the same pro rata distribution if the Distribution Proposal or the Dissolution Proposal  is approved?

Yes, it is intended that you will receive the same amount per share whether the Distribution Proposal is approved or whether the Dissolution Proposal is approved.  If either Proposal is approved, the Company will commence the distribution as soon as practicable after the stockholder vote. You will be entitled to receive cash equal to a pro rata portion of the proceeds in the Trust Account net of taxes payable on any interest earned on the account, and net of interest income (less taxes payable on such interest) of up to $800,000 on the Trust Account balance that has been released to us to fund working capital requirements and net of any amounts due to pay creditors or required to reserve for payment to creditors. As of May 26, 2009, the pro rata share is equal to approximately $7.89 per share. It is currently anticipated, based on the expenses of the Company related to the liquidation or due to creditors, that holders of the IPO Shares will receive $7.88 per IPO Share. We currently have net liabilities (excluding taxes) and obligations that exceed available cash outside the IPO trust account by approximately $305,900, of which amount $125,576 may be deducted from the proceeds of the Trust Account pursuant to the terms of the Investment Management Trust Agreement. Certain officers have agreed to indemnify the Company against any claims of vendors or creditors to ensure that  such claims do not reduce the initial proceeds in the Trust Account to be distributed to the holders of the IPO Shares.

What happens to the funds deposited in the Trust Account after completion of the Distribution?

Upon completion of the Distribution, there will not be any funds remaining in the Trust Account other than the amounts described above that may be deducted from the Trust Account.  For further discussion of the Distribution Proposal see page 26 of this proxy statement.

Who will manage the Company from and after approval of the Continuation Proposals?

From and after the approval of the Continuation Proposals, the Company will be managed by its current management team.  For further discussion, see the sections entitled “Background Information-Continuation of the Company Following the Distribution of the Trust Account” on page  of this proxy statement and “The Election of Directors” beginning on page 27 of this proxy statement.

What happens if the Continuation Proposals are not approved?

In order for the Company to effectuate the Reorganization Process, each of the Continuation Proposals must be approved at the Special Meeting. Therefore, a vote against any one of the Continuation Proposals may have the effect of a vote against all the Continuation Proposals because their effectiveness is mutually conditioned. If the Continuation Proposals are not approved, the Dissolution Proposal will be presented at the Special Meeting because stockholder approval of the Company’s dissolution is required by Delaware law, under which the Company is organized. Accordingly, if the Continuation Proposals are not approved and the Dissolution Proposal is approved, we will commence dissolving, liquidating and winding up. If the Continuation Proposals are not approved and the Dissolution Proposal is not approved, the Company’s Board of Directors may seek to adjourn or postpone the Special Meeting to continue to seek approval of the proposals.

What happens if the Dissolution Proposal is approved?

Upon notice from us, the trustee of the Trust Account will liquidate the investments constituting the Trust Account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our stockholder-approved plan of dissolution and liquidation.

We estimate that the dissolution process will cost approximately $50,000. Our officers and directors have acknowledged and agreed that such costs are covered by their existing indemnification agreement. We do not believe there would be any claims or liabilities in excess of the funds in the Trust Account against which our executive officers and directors would be required to indemnify the Trust Account in the event of such dissolution. In the event that such persons indemnifying us are unable to satisfy their indemnification obligation or in the event there are subsequent claims for which such persons have no indemnification obligation, the amount ultimately distributed to stockholders may be reduced even further. However, we currently have no basis to believe there will be any such liabilities or provide an estimate of any such liabilities. The only cost of dissolution we are aware of that would not be indemnified by our officers and directors are the costs associated with any claim for which officers and directors obtained a valid and enforceable waiver.

When do you expect the Distribution to be completed?

If the Continuation Proposals are approved, the Distribution is expected to occur as soon as practicable after filing of the amendment to our Third Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. The amendment will be filed as promptly as practicable following the Special Meeting.

What will happen if the Charter Amendment Proposal is approved?

If the Continuation Proposals are approved, we will amend Article THIRD and delete Article FIFTH in its entirety from our Third Amended and Restated Certificate of Incorporation, which, among other things, require us to dissolve following the distribution of the Trust Account. Following the filing of an amendment to our Third Amended and Restated Certificate of Incorporation as our Fourth Amended and Restated Certificate of Incorporation, we will continue our corporate existence without any of the blank check company restrictions that were previously applicable to us.

What vote is required to adopt the Charter Amendment Proposal?

The adoption of the Charter Amendment Proposal will require the affirmative vote of 95% our common stock issued and outstanding on the record date or 5,985,000 shares.

What vote is required to adopt the Distribution Proposal?

The adoption of the Distribution Proposal will require the affirmative vote of a majority of our common stock issued and outstanding or more than 3,150,000 shares.

What vote is required to adopt the Proposal to Elect Directors?

The adoption of the Proposal to Elect Directors of TransTech requires the affirmative vote of a majority of our common stock issued and outstanding on the record date. This proposal is to elect TransTech’s nominees for directors to achieve a timely and an orderly distribution of the funds from the Trust Account.

What vote is required to adopt the Dissolution Proposal?

The adoption of the Dissolution Proposal requires the affirmative vote of a majority of our common stock issued and outstanding on the record date.

What vote is required to adopt the Adjournment Proposal?

The adoption of the Adjournment Proposal requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting.

What is a quorum?

A quorum is the number of shares that must be represented, in person or by proxy, in order for business to be transacted at the Special Meeting.

More than one-half of the total number of shares of our common stock entitled to vote at a meeting of stockholders constitutes a quorum and must be represented, either in person or by proxy, in order to transact business at the Special Meeting. As of the record date, there were 6,300,000 shares of common stock outstanding. Therefore, 3,150,001 shares must be represented at the Special Meeting in person or by proxy in order for a quorum to exist. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. If there is no quorum, a majority of the shares present at the Special Meeting may adjourn the Special Meeting to another date.

If approved by stockholders, when will the Charter Amendment Proposal become effective?

If approved by the stockholders of the Company, the Charter Amendment Proposal will become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of Delaware, which will occur as promptly as practicable after the Special Meeting. Such amendment will not implement any proposal not approved by the stockholders. The Distribution is expected to occur as soon as practicable after filing of the amendment.

What’s the relationship between the Continuation Proposals and the Adjournment Proposal?

The Distribution Proposal will not be presented to stockholders unless the Charter Amendment Proposal has been approved by the stockholders. The Adjournment Proposal will not be presented to our stockholders for a vote at the Special Meeting (i.e., the polls will not be opened for voting on the Adjournment Proposal) if our stockholders approve either the Continuation Proposals or the Dissolution Proposal.

What’s the relationship between the Continuation Proposals and the Dissolution Proposal?

The Dissolution Proposal will not be presented to our stockholders for a vote at the Special Meeting (i.e., the polls will not be opened for voting on the Dissolution Proposal) if our stockholders approve the Continuation Proposals.  If you desire to adopt the Dissolution Proposal but not the Continuation Proposals, you must vote for the Dissolution Proposal and against the Continuation Proposals.

What will happen to my shares of common stock?

If the Continuation Proposals are approved the IPO Shares will be converted for cash to the IPO shareholders from the Trust Account, on a pro rata basis, in an amount per share equal to the Distribution Payment.  If the Dissolution Proposal is approved your IPO Shares will be cancelled and you will be entitled to receive cash equal to a pro rata portion of the proceeds in the Trust Account, in an amount per share equal to the Distribution Payment.

What happens to the Company warrants if the Continuation Proposals are approved?

If the Continuation Proposals are approved, the Company will continue its corporate existence without any of the blank check company restrictions previously applicable to it and the warrants will remain outstanding in accordance with their terms. Accordingly, the warrants will become exercisable upon the consummation of any business combination following stockholder approval of the Continuation Proposals. For more information, see the section entitled “Background Information-Status of Outstanding Warrants Following the Special Meeting of Stockholders” beginning on page 18 of this proxy statement.

What happens to the Company warrants if the Continuation Proposals are not approved?

If the Continuation Proposals are not approved, the Dissolution Proposal will be presented to the Special Meeting seeking approval for the Company to commence proceedings to dissolve and liquidate following the distribution of the amounts in the Trust Account and all Company warrants will become worthless.  For more information, see the section entitled “Background Information-Status of Outstanding Warrants Following the Special Meeting of Stockholders” beginning on page 18 of this proxy statement.

Since the Company’s IPO prospectus said TransTech would dissolve and liquidate if TransTech did not complete an acquisition within the time period required, what are my legal rights?

You should be aware that because we stated in our IPO prospectus that we would dissolve and liquidate, and would not propose to amend the requirements to distribute the amount in the Trust Account and any remaining net assets, if we did not complete an acquisition within the required time period, you may have securities law claims against us for rescission (under which a successful claimant would have the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). In general, a claim for rescission must be made by a person who purchased shares pursuant to a defective prospectus or other representation, and within the applicable statute of limitations period, which, for claims made under federal law (Section 12 of the Securities Act) and most state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Even if you do not pursue such claims, others may. We cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. If such claims are made, it could impair our ability to complete an acquisition even if the Continuation Proposals are approved.

What are the benefits to the stockholders of the Distribution and Dissolution proposals?

The benefits presented to the stockholders if the Continuation Proposals are approved are as follows: (i) the Company will continue its corporate existence after the Distribution Payment, rather than dissolve; (ii) a stockholder’s IPO Shares will be converted into cash from the Trust Account, on a pro rata basis, in an amount per share equal to the Distribution Payment, and (iii) the Company will retain its current management while the Company evaluates acquisition options and other business opportunities.  If the Dissolution Proposal is approved (i) a stockholder’s IPO Shares will be converted into cash from the Trust Account, on a pro rata basis, in an amount per share equal to the Dissolution Payment.

What are the detriments to the stockholders of the Distribution and Dissolution proposals?

The board of directors does not believe there are any detriments to the stockholders if the Continuation Proposals are approved.  The board of directors believes that in the event the Dissolution Proposal is approved the Company’s stockholders may not be able to benefit from the continued existence of the Company and the possibility of pursuing acquisition options or other business activities.

Does the Company’s board of directors recommend voting for the approval of the Continuation Proposals?

Yes. After careful consideration of the terms and conditions of these proposals, the board of directors of the Company has determined that each of the Continuation Proposals are fair to, and in the best interests of, the Company and its stockholders and recommends that stockholders vote “FOR” each of the Continuation Proposals.

Does the Company’s board of directors recommend voting for the approval of the Dissolution Proposal?

Yes. After careful consideration of the terms and conditions of these proposals, the board of directors of the Company has determined that the Dissolution Proposal is fair, and in the best interests of, the Company and its stockholders and recommends that stockholders vote “FOR” the Dissolution Proposal.  However, the Dissolution Proposals will only be presented for a vote at the Special Meeting in the event that the Continuation Proposals are not approved by shareholders.  If you desire to adopt the Dissolution Proposal but not the Continuation Proposals, you must vote for the Dissolution Proposal and against the Continuation Proposals.

What interests do the Company’s directors and officers have in the approval of the proposals?

The Company’s directors and officers have interests in the proposals that may be different from, or in addition to, your interests as a stockholder. These interests include control of the Company, the possibility of future compensatory arrangements and the possibility of participation in future financings.  For further information on the interests of the Company’s directors and officers, see the section of this proxy statement entitled “Background Information – Interests of Our Directors and Officers in the Proposals” on page 15 of this proxy statement.

How is the Company’s management voting?

All of the Company’s initial stockholders, which include all of its directors and officers and their affiliates,  owning an aggregate of approximately 17.9% of our outstanding shares of common stock (1,125,000 shares), have agreed to vote the shares of common stock owned by them in favor of the Continuation Proposals. See the section “Beneficial Ownership of Securities” on page 40 for the individual holdings of our officers, directors and each person known to us to be the owner of more than 5% of our outstanding shares of common stock.

What if I object to the Continuation Proposals? Do I have appraisal rights?

The Company’s stockholders do not have appraisal rights in connection with the Continuation Proposals under the Delaware General Corporation Law (“DGCL”).

If the Continuation Proposals are approved, what happens next?

If the Continuation Proposals are approved, the Company intends to continue its existence as a corporate entity and pursue the acquisition of one or more operating businesses, subject to several important factors, including the availability of financing and the role and level of involvement of the Company’s current board of directors and management in the Company’s post-blank check company operations or any activity as they deem fit. Currently, it is anticipated that some of the Company’s board of directors will continue to serve as directors of the Company through the date of the Special Meeting and will continue thereafter. As of the date of this proxy statement, the Company has not yet engaged in the active identification and pursuit of additional potential acquisitions, and will not do so unless and until our stockholders approve the Continuation Proposals at the Special Meeting. However, we cannot assure you we will be able to acquire an operating business. Following the approval of the Continuation Proposals, we will convert the IPO Shares for cash to the IPO shareholders on a pro rata basis.

What will happen if each proposal is not approved?

If the Continuation Proposals are not approved the Company’s Board of Directors may seek to adjourn or postpone the Special Meeting to continue to seek approval of the Continuation Proposals.  Unless the holders of the majority of the outstanding shares vote “FOR” the Dissolution Proposal, the Company will not be authorized to dissolve and liquidate and accordingly, will not be authorized to distribute the funds from the Trust Account.  If the Dissolution Proposal is not approved, the Company’s Board of Directors may seek to adjourn or postpone the Special Meeting to continue to seek approval of the Dissolution Proposal.

If I am not going to attend the Special Meeting in person, should I return my proxy card instead?

Yes. Whether or not you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please complete and sign the enclosed white proxy card. Return the enclosed white proxy card in the return envelope provided herewith as soon as possible so that your shares will be represented at the Special Meeting.

What will happen if I abstain from voting or fail to vote?

 Your abstention, a broker non-vote of your shares or simply a failure to vote your shares will each have the effect of a vote against each of the Proposals. It is important for you to note that in the event neither the Continuation Proposals nor the Dissolution Proposal receive the necessary vote to approve such proposals, we will not be authorized to distribute the funds held in the Trust Account to holders of the IPO Shares. If the Continuation Proposals are not approved and there are insufficient votes to approve the Dissolution Proposal available at the meeting, the Company’s Board of Directors may seek to adjourn or postpone the Special Meeting to continue to seek approval of the proposals.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

No. Your bank or broker cannot vote your shares without specific instructions from you, which are sometimes referred to in this proxy statement as the broker “non-vote” rules. If you do not provide instructions with your proxy, your bank or broker may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank or broker is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will be counted for the purpose of determining the existence of a quorum, but will not count for purposes of determining the number of votes cast at the Special Meeting. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide to your broker.

What do I do if I want to change my vote?

If you are a registered holder and you wish to change your vote, please send a later-dated, signed white proxy card to our proxy solicitor, MacKenzie Partners Inc. (“MacKenzie”) at the address of their corporate headquarters, prior to the date of the Special Meeting or attend the Special Meeting and vote in person. You also may revoke your proxy by sending a notice of revocation to MacKenzie Partners at the address of our proxy solicitor’s corporate headquarters, provided such revocation is received prior to the Special Meeting.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication, along with our proxy solicitor, MacKenzie. Our directors and officers will not be paid any additional compensation for soliciting proxies.

What do I need to do now?

We urge you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the proposals will affect you as a stockholder of the Company. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed white proxy card.

Who can help answer my questions?

If you have questions about the proposals, you may write to the Company’s proxy solicitor, MacKenzie, at 105 Madison Avenue, New York, NY, 10016, Attn: Robert Marese, Executive Vice President, or call 212-929-5500. You may also obtain additional information about us from documents that we filed with the Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” will,” “should,” “believes,” “expects,” “intends,” “anticipates,” “thinks,” “plans,” “estimates,” “seeks,” “predicts,” “potential” or similar words or the negative of these words or other variations on these words or comparable terminology. You should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or financial conditions or state or other forward looking information.

While we believe it is important to communicate our expectations to our stockholders, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in our forward-looking statements, including among other things, claims by third parties against the trust account, unanticipated delays in the distribution of the funds from the trust account, the application of Rule 419 or other restrictions to future financings or business combinations involving the Company and the Company’s ability to finance and consummate acquisitions following the distribution of the funds from the trust account. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to us or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

SPECIAL MEETING OF STOCKHOLDERS

 The Special Meeting

We are furnishing this proxy statement to Company stockholders as part of the solicitation of proxies by our board of directors for use at the Special Meeting of the Company stockholders to be held on June —, 2009, and at any adjournment or postponement thereof. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Special Meeting.

 Date, Time and Place

The Special Meeting will be held at 10:00 a.m. Eastern Time on June 30, 2009 at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Tel: (212) 407 4990, to vote on each of the Amendment Proposal and the Adjournment Proposal.

 Purpose of the Special Meeting

At the Special Meeting, you will be asked to consider and vote upon the following proposals:

•
The Charter Amendment Proposal  — the approval of an amendment to our Third Amended and Restated Certificate of Incorporation in the form of Annex A to eliminate the blank check company restrictions by amending Article THIRD and deleting Article FIFTH in its entirety (“Proposal 1” or the “Charter Amendment Proposal”);

•
The Distribution Proposal  — the approval to convert the IPO Shares for cash to the IPO shareholders from the Trust Account on a pro rata basis  (“Proposal 2” or the “Distribution Proposal” and, collectively with the Charter Amendment Proposal, the “Continuation Proposals”);

•
The Proposal to Elect Directors — to elect the following five Directors until the next Annual Meeting: Suresh Rajpal, LM Singh Hemant Sonawala, Frederick Smithline and Dr. Ranga C Krishna, (“Proposal 3” or the “Proposal to Elect Directors”);

•
The Dissolution Proposal  — the approval of the dissolution of the Company and the proposed Plan of Distribution in the form of Annex B to the accompanying proxy statement in the event the Continuation Proposals are not approved (“Proposal 4” or the “ Dissolution Proposal”); and

•
The Adjournment Proposal  — to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the Special Meeting, the Company would not have been authorized to consummate the Continuation Proposals or the Dissolution Proposal — we refer to this proposal as the adjournment proposal (“Proposal 5” or the “Adjournment Proposal”).

Record Date; Who is Entitled to Vote

The record date for the Special Meeting is May 29, 2009. Record holders of our common stock at the close of business on the record date are entitled to vote or have their votes cast at the Special Meeting. On the record date, there were 6,300,000 outstanding shares of our common stock. Record holders are entitled to one vote at the Special Meeting for each share of record owned by the holder.

The Distribution Proposal will not be presented for a vote at the Special Meeting unless and until our stockholders have approved the Charter Amendment Proposal, amending our certificate of incorporation. The Adjournment Proposal will not be presented to our stockholders for a vote at the Special Meeting (i.e., the polls will not be opened for voting on the Adjournment Proposal) unless our stockholders have neither approved the Continuation Proposals nor the Dissolution Proposal. It is important for you to note that in the event neither the Continuation Proposals nor the Dissolution Proposal receive the necessary vote to approve such proposals, we will not be authorized to distribute the funds held in the Trust Account to holders of the IPO Shares. If the Continuation Proposals are not approved and there are insufficient votes to approve the Dissolution Proposal available at the meeting, the Company’s Board of Directors may seek to adjourn or postpone the Special Meeting to continue to seek such approval.

Any shares of common stock held by our officers and directors will be voted in favor of each of the Continuation Proposals or if such Proposals are not approved by the stockholders, then, for the Dissolution Proposal and the Adjournment Proposal. As of the record date, the Company’s officers, directors and affiliates who purchased or received shares of common stock prior to our IPO owned, either directly or beneficially, and were entitled to vote, 1,125,000 shares, or approximately 17.9% of the Company’s outstanding common stock.

Our issued and outstanding warrants do not have voting rights and record holders of the warrants will not be entitled to vote at the Special Meeting.

Voting Your Shares

Each share of the Company’s common stock that you own in your name entitles you to one vote. Your one or more proxy cards show the number of shares of our common stock that you own. There are two ways to vote your shares of common stock:

•
You can vote by signing and returning the enclosed white proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the enclosed white proxy card. If you sign and return the enclosed white proxy card, but do not give instructions on how to vote your shares, your shares will be voted, as recommended by our board of directors, “FOR” the Continuation Proposals and “FOR” the Adjournment Proposal (if neither the Continuation Proposals nor the Dissolution Proposal is approved).

•
You can attend the Special Meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

 Recommendation of Our Board of Directors

After careful consideration of each of the proposals, our board of directors has determined unanimously that each of the Continuation Proposals and the Adjournment Proposal is fair to, and in the best interests of, the Company and its stockholders. Accordingly, the board of directors has unanimously approved and declared advisable each of the Continuation Proposals and the Adjournment Proposal and unanimously recommends that stockholders vote or instruct their vote to be cast “FOR” each of the Continuation Proposals and the Adjournment Proposal.

Interests of Directors and Officers in the Proposals

When you consider the recommendation of our board of directors that you vote in favor of each of the Continuation Proposals and the Adjournment Proposal, you should keep in mind that certain of our directors and officers have interests in the proposals that are different from, or in addition to, your interests as a stockholder. It is anticipated that after the approval of the proposals, the current directors and officers will continue in their positions.

If the proposals are not approved, the shares of common stock issued to our insider stockholders at a price of $0.022 per share, prior to our IPO will be worthless because our officers and directors are not entitled to receive any of the net proceeds of our IPO that may be distributed upon liquidation with respect to such shares. In addition, TSP Ltd. (“TSP”), a Company wholly-owned by our President and Chief Financial Officer, purchased 1,191,667 warrants of the Company for an aggregate purchase price of $1,430,000 in a private placement (“Private Placement Warrants”), prior to the IPO. Accordingly, our officers and directors, who acquired shares of our common stock or the Private Placement Warrants, both prior to our IPO, will benefit if the Continuation Proposals are approved because they will continue to hold their shares and not lose the investment they made in connection with the purchase of the Private Placement Warrants. If the Continuation Proposals are approved, such persons will own approximately 100.0% of the Company’s outstanding common stock and will control the Company and not lose their warrants.

 Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of common stock, you may call our proxy solicitor, MacKenzie, at +1 (212) 929-5500.

Quorum; Vote Required

A quorum of our stockholders is necessary to hold a valid stockholders meeting. A quorum will be present at the Special Meeting if a majority of the shares of our common stock entitled to vote at a meeting of stockholders are present in person or by proxy. Abstentions will count as present for the purpose of establishing a quorum.

Adoption of each of the Continuation Proposals and the Dissolution Proposal requires the affirmative vote of a majority of the issued and outstanding shares of our common stock or 3,150,001 shares. Adoption of the Adjournment Proposal requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting.

If the Continuation Proposals are approved by stockholders at the Special Meeting, the Dissolution Proposal and the Adjournment Proposal will not be presented at the Special Meeting for approval.

 Abstentions and Broker Non-Votes

If your broker holds your shares in its name and you do not give the broker voting instructions, under the rules of the stock exchanges, your broker may not vote your shares. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote.” Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the Special Meeting.

The Continuation Proposals and the Dissolution Proposal each require the affirmative vote of a majority of our common stock issued and outstanding shares on the record date. Therefore, a broker non-vote, abstention or failure to vote will have the effect of a vote against each of the Continuation Proposals and the Dissolution Proposal.

No Additional Matters May Be Presented at the Special Meeting

This Special Meeting has been called only to consider the approval of the Continuation Proposals, the Adjournment Proposal and the Dissolution Proposal. Under our bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the Special Meeting if they are not included in the notice of the meeting.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify MacKenzie in writing before the Special Meeting that you have revoked your proxy; or

•	you may attend the Special Meeting, revoke your proxy and vote in person, as indicated above.

Appraisal or Dissenters’ Rights

No appraisal rights are available under the DGCL to our stockholders in connection with the proposals.

 Proxies and Proxy Solicitation Costs

We are soliciting proxies and we have also have appointed MacKenzie Partners Inc. (“MacKenzie”) as our proxy solicitor for a fee of $ 5,000 as retainer and a success fee of $10,000 based upon the successful passage of the Continuation Proposals and the election of directors. This solicitation is being made by mail but also may be made by telephone or in person. The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, director nominees and officers may also solicit proxies in person, by telephone or by other means of communication along with MacKenzie. The directors will not be paid any additional compensation for soliciting proxies.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the Special Meeting.

Stock Ownership

On the record date, our officers, directors and affiliates who purchased or received shares of common stock prior to our IPO owned an aggregate of 1,125,000 shares of our common stock, or approximately 17.9% of our outstanding shares. All of our initial stockholders have agreed to vote the shares of common stock owned by them in favor of the proposals. See the section “Beneficial Ownership of Securities” for the individual holdings of our officers, directors and each person known to us to be the owner of more than 5% of our outstanding shares of common stock.

Possible Claims Against TransTech

You should be aware that because we stated in our IPO prospectus that we would dissolve and liquidate, and would not propose to amend the requirements to distribute the amount in the IPO trust account and any remaining net assets if we did not complete an acquisition within the required time period, you may have securities law claims against us for rescission (under which a successful claimant would have the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). In general, a claim for rescission must be made by a person who purchased shares pursuant to a defective prospectus or other representation, and within the applicable statute of limitations period, which, for claims made under federal law (Section 12 of the Securities Act) and most state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Even if you do not pursue such claims, others may. We cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. If such claims are made, it could impair our ability to complete an acquisition even if the Continuation Proposals are approved.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDERS MEETING TO BE HELD ON JUNE 30, 2009.

The proxy statement is available at www.transtechservicespartners.com. The following items are available at such web site:

•	The proxy statement being issued in connection with the 2009 Special Meeting of Stockholders; and

•	The proxy card for use in connection with the 2009 Special Meeting of Stockholders.

IMPORTANT

PLEASE CONTACT MACKENZIE AT +1 (212) 929 5500 IF YOU WOULD LIKE INFORMATION ON HOW TO OBTAIN DIRECTIONS TO BE ABLE TO ATTEND THE MEETING AND VOTE IN PERSON. WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING WHITE PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED.

BACKGROUND INFORMATION

General

We were incorporated in Delaware on August 16, 2006 as a “blank check” vehicle, formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination (a “Business Combination”) an unidentified operating business.

Initial Public Offering

A registration statement for our initial public offering (“IPO”) was declared effective on May 23, 2007. We consummated the IPO on May 30, 2007, selling 4,500,000 units (the “Units or a “Unit”) to the public at a price of $8.00 per Unit.  Net proceeds from the IPO totalled approximately $33 million, which was net of approximately $2 million in underwriting fees and other expenses due at closing and approximately $1.2 million of deferred underwriting fees. Approximately $ 35.5 million was deposited in the Trust Account (including approximately $ 1.4 million investment made by TSP in a private placement prior to the IPO and approximately $1.2 million of the deferred underwriting fees).  Each Unit consists of one share of the Company’s common stock and one warrant (a “Warrant”).  Each Warrant entitles the holder to purchase from us one share of our common stock at an exercise price of $5.00 per share. Our Warrants started trading separately as of May 30, 2007.

On June 13, 2007, the Company’s underwriters’ exercised their option to purchase 675,000 Units to cover over-allotments generating gross proceeds of $5.4 million, of which $5.2 million was placed in the Trust Account, net of $0.2  million additional underwriting fees, and approximately $0.2 million of deferred underwriting fees for an aggregate $40.7 million held in the Trust Account (including approximately $ 1.4 million investment made by TSP in a private placement prior to the IPO and approximately $1.4 million of total deferred underwriting fees).

    The Company’s underwriters purchased for $100, an option to purchase up to 281,250 Units at $10.00 per Unit (the “Unit Purchase Option”).  The UPO exercisable on the later of the consummation of a Business Combination or 180 days from the date of the prospectus with respect to the IPO and expires three years from the date of the prospectus.

According to the Company’s Certificate of Incorporation, the proceeds in the Trust Account will be released either upon the consummation of a Business Combination or upon the liquidation of the Trust Account. As of May 26, 2009, approximately $40,877,757 was held in deposit in the Trust Account.

Our Certificate of Incorporation requires us to promptly distribute to the holders of the IPO Shares the amount in our Trust Account, including any accrued interest, if we do not effect a business combination as described in the registration statement for our IPO within 18 months after the consummation of our IPO, or within 24 months after the consummation of our IPO if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of our IPO and the business combination has not been consummated within such 18 month period.

Status of Business Combination

On November 13, 2008, we announced that we had entered into a Letter Of Intent (“ARG LOI”) with Active Response Group, Inc. (“ARG”), pursuant to which TransTech and ARG were to merge, subject to the execution of definitive agreements and the receipt of requisite shareholder approval. However, despite best efforts, TransTech and ARG could not agree on certain key terms of the merger agreement and our board determined that in the best interest of its shareholders, TransTech would have to terminate all discussions of a merger with ARG. On March 13, 2009, one of our board members, Dr. Krishna, introduced us to Global Hi–Tech Industries Limited (“GHIL”), an integrated steel manufacturer, which caters to India’s high growth infrastructure sector. On March 26, 2009, we announced execution of a binding LOI with GHIL. On April 6, 2009, we filed preliminary proxy statement on form 14A with the SEC to solicit the approval for the acquisition of GHIL. Based on the comments we received from the SEC on May 6, 2009, and on May 20, 2009, we announced that our Board has determined that we would not be able to complete the acquisition in compliance with the time constraints set forth in our Certificate of Incorporation.

If we do not effect a qualifying business combination as described in our IPO registration statement within the 18 month, or 24 month if certain criteria are met, window following the consummation of our IPO, we are required by our Certificate of Incorporation to commence proceedings to dissolve and liquidate the Company and distribute to the holders of the IPO Shares the amount in our Trust Account as soon as practicable.

In view of the preceding, it is no longer possible for us to consummate a qualifying business combination prior to the Termination Date. Accordingly, pursuant to our Certificate of Incorporation we are required to take the necessary actions to return to the holders of our common stock the amounts held in the Trust Account. Our board of directors determined it to be in the best interests of our stockholders to (i) continue our corporate existence after the distribution of the Trust Account, rather than dissolve as required by our Certificate of Incorporation, (ii) convert the IPO Shares for cash to the IPO shareholders from the Trust Account, on a pro rata basis, in an amount per share equal to the Distribution Payment and (iii) retain the Company’s current management while the Company continues to seek acquisition targets or pursue other business activities.

Distribution of the Trust Account

The Company intends to distribute the amounts in the Trust Account promptly after stockholder approval of the Continuation Proposals equal to the stockholders pro rata share of the amount in the Trust Account two days prior to the distribution date net of taxes payable on any interest earned on the account, and net of interest income (less taxes payable on such interest) of up to $800,000 on the Trust Account balance that has been released to us to fund working capital requirements and net of any amounts due to pay creditors or required to reserve for payment to creditors. As of May 26, 2009, there was approximately $40,877,757 in the trust account. It is currently anticipated, based on the expenses of the Company related to the liquidation or due to creditors, that holders of the IPO Shares will receive $7.88 per IPO Share. Only holders of the IPO Shares are entitled to receive proceeds from the distribution of the Trust Account. As of the date of this Proxy Statement, we have accrued and unpaid liabilities of approximately $579,500 and cash outside the Trust Account of approximately $273,600 . We currently have net liabilities (excluding taxes) and obligations that exceed available cash outside the IPO trust account by approximately $305,900, of which amount $125,576 may be deducted from the proceeds of the Trust Account pursuant to the terms of the Investment Management Trust Agreement. Certain officers have agreed to indemnify the Company against any claims of vendors or creditors to ensure that  such claims do not reduce the initial proceeds in the Trust Account to be distributed to the holders of the IPO Shares . However, we cannot assure you that our officers will be able to satisfy those obligations. As a result, the indemnification described above may not effectively mitigate the risk of creditors’ claims upon the amounts distributed to the stockholders from the Trust Account. Under Delaware law,  if we distribute the proceeds of the Trust Account to our public stockholders but fail to pay our liabilities, each participant in the distribution  could be required to return a portion of the distributions they receive up to their pro rata share of the liabilities not so discharged, but not in excess of the total amounts they separately receive.

Factors Considered by TransTech’s Board of Directors

In evaluating whether we take steps to continue our corporate existence following distribution of the Trust Account, rather than effecting a dissolution, our board of directors took into account that we had stated in our IPO prospectus that we would dissolve and liquidate, and would not propose to amend the requirements in our certificate of incorporation to distribute the amount in the Trust Account and any remaining net assets if we did not complete a business combination within the required time period. In determining the advisability of the proposed amendments to our certificate of amendment that are being voted upon pursuant to the Continuation Proposals, which is inconsistent with the course of action described in our IPO prospectus, our board of directors took into account, among other things, the following:

•
We believe extending our corporate existence will allow us to pursue attempting to  consummate a business combination at any time in the future, either with GHIL, or some other entity not identified till date and/or any other business activities;

•
In addition to the fact stockholders will receive their pro rata portion of the amounts held in our Trust Account, as originally contemplated in our original offering prospectus, we believe approval of the Continuation Proposals will give remaining stockholders and warrant holders an opportunity to realize further value from their investment in TransTech in the event we are able to consummate a business combination at any time in the future;

•
Investors are being afforded the opportunity to vote on the Proposals and receive their pro rata portion of our Trust Account without regard to whether they vote “for” or “against” any of the Continuation Proposals and without regard to whether the Continuation Proposals are approved or voted down; and

•	Our warrants would become worthless if the Continuation Proposals are not approved.

Based in part on the foregoing, our board of directors determined that allowing TransTech to continue as a going concern following liquidation of the Trust Account is advisable. Accordingly, the board determined it is appropriate to provide this option to TransTech’s stockholders for consideration at the Special Meeting, notwithstanding that this course of action is inconsistent with the disclosure in our IPO prospectus. This determination was made by unanimous decision of all of the members of our board of directors, each of whom have interests in the proposals that are different from, or may be in addition to, your interests and which are described below under the heading  — “Interests of TransTech Directors and Officers in the Proposals.”

Continuation of the Company Following the Distribution of the Trust Account

 General

Our board of directors has determined it to be in the best interests of our remaining stockholders to (i) continue our corporate existence after the distribution of the Trust Account, rather than dissolve as required by our Amended and Restated Certificate of Incorporation, and (ii) retain the Company’s current management while the Company continues to seek to close the acquisition of GHIL or seek out other acquisition targets or pursue other business activities. The purpose of the Continuation Proposals is to accomplish these goals, by modifying our Certificate of Incorporation to eliminate the provision which, among other blank check company restrictions, requires us to dissolve following the Distribution. Although continuation of our corporate existence differs from our initial intention as stated in our IPO, as stated above, management believes it is in the best interest of our stockholders to do so. However, because our board has elected to propose changes to our Amended and Restated Certificate of Incorporation, we could potentially face claims for violation of securities laws.

 Distribution

If the Continuation Proposals are approved, the Company will effect the Distribution. Under the terms of the Distribution, all IPO Shares will be cancelled and you will be entitled to receive cash equal to a pro rata portion of the proceeds in the Trust Account promptly after stockholder approval of the Continuation Proposals.   As of May 26, 2009, the pro rata share was equal to approximately $7.89 per share. The Founder Shares will not participate in the Distribution. Following the Distribution, the holders of the IPO Shares as of the Record Date will not own any of the Company’s aggregate outstanding shares of common stock and the holders of the Founder Shares will own 100.0% of the Company. If the Continuation Proposals are approved, the Distribution is expected to occur as soon as practicable after filing of the amendment to our Certificate of Incorporation with the Secretary of State of Delaware, which will occur as soon as practicable after the Special Meeting.

Future Acquisition Plans

If the Continuation Proposals are approved, the Company intends to evaluate its options with respect to continuing to seek to close the acquisition of GHIL or seek out other acquisition targets or pursue other business activities, subject to several important factors, including the availability of financing and the role and level of involvement of the Company’s current board of directors and management in the Company’s acquisition/merger transaction. We cannot assure you we will be able to acquire an operating business. As an alternative, the Company might seek to obtain value from its status as a public shell through a sale to or combination with an operating company seeking such status as a means of “going public.” As of the date of this proxy statement, the Company has no arrangements in place with any acquisition candidates and will not engage in the active identification and pursuit of potential acquisitions unless and until our stockholders approve the Continuation Proposals at the Special Meeting. Currently, it is anticipated that the Company’s board of directors will continue to serve as directors of the Company through the date of the Special Meeting and may continue thereafter, upon receiving the affirmative vote of majority of our shareholders for the Proposal to Elect Directors.

In the event the Company enters into a definitive agreement to acquire an operating company, we believe the acquisition would not necessarily require stockholder approval, even if it constituted a change in control of the Company, provided that the Company’s common stock is not then listed on a national exchange and the acquisition is structured so as not to require a stockholder vote under the DGCL. Accordingly, you may not be entitled to vote on any future acquisitions by the Company.

Need for Additional Capital

The board of directors anticipates that the Company will need to raise capital to fund ongoing operations, including the compliance cost of continuing to remain a public reporting company, and to fund the acquisition of an operating business. As of the date of this Proxy Statement, we had approximately $ 273,600 in cash outside the Trust Account, which is less than our total accrued and unpaid liabilities.

The Company does not currently have any specific capital-raising plans. We may receive funds from some or all of our officers or directors, and we may seek to issue equity securities, including preferred securities for which we may determine the rights and designations, common stock, warrants, equity rights, convertibles notes and any combination of the foregoing. Any such offering may take the form of a private placement, public offering, rights offering, other offering or any combination of the foregoing at fixed or variable market prices or discounts to prevailing market prices. We cannot assure you that we will be able to raise sufficient capital on favorable, or any, terms. We believe that the issuance of equity securities in such a financing will not be subject to stockholder approval if the Company’s common stock is not then listed on a national exchange or traded on Nasdaq. Accordingly, you may not be entitled to vote on any future financing by the Company. Moreover, stockholders have no preemptive or other rights to acquire any securities that the Company may issue in the future.

If the Company is deemed to be a “blank check company” for the purposes of the federal securities laws, regulatory restrictions that are more restrictive than those currently set forth in the Company’s Certificate of Incorporation may apply to any future public offerings by the Company. For more information, see the section below entitled “— Potential Application of Rule 419 under the Securities Act to Future Public Offerings.”

 Possible Status as “Shell Company” Under Federal Securities Laws

Following stockholder approval of the Continuation Proposals and the implementation of the Distribution, we will be deemed a “shell company” under the federal securities laws. A “shell company” is a public reporting company that has no or nominal assets (other than cash), and no or nominal operations. Shell companies are subject to certain special rules under the federal securities laws, including:

•	specific disclosure requirements on Form 8-K upon the consummation of a transaction that effects a change in control or changes the shell company into a non-shell company, as discussed further below;

•
limitations in the use of certain short-form registration statements under the Securities Act while a shell company, including Form S-8 registration statements used in connection with employee benefit plans;

•	ineligibility for certain streamlined procedures and publicity rules in connection with public offerings while a shell company and for a period of three years thereafter; and

•	unavailability of the resale provisions of Rule 144 of the Securities Act until one year following the Form 8-K disclosure described above.

In addition, we may be deemed a “blank check company” under the federal securities laws, which could result in restrictions on any future public offerings of our securities, as further described below.

Potential Application of Rule 419 Under the Securities Act to Future Public Offerings

Depending on the timing and nature of our future capital-raising activities, we could become subject to even more onerous restrictions regarding the handling of any future public offering proceeds than those set forth in our Amended and Restated Certificate of Incorporation regarding the proceeds of our IPO. Following the amendment of our Amended and Restated Certificate of Incorporation and the distribution of the amounts in the Trust Account, we will be deemed a “blank check company” for the purposes of Rule 419 promulgated under the Securities Act of 1933 (the “Securities Act”). Rule 419 imposes strict restrictions on the handling of the proceeds received, and securities issued, in an offering registered under the Securities Act by a “blank check company” as defined in Rule 419, including a mandatory escrow of the offering proceeds, a process of stockholder “reconfirmation” when a business combination is announced and a ban on the trading of the securities sold, pending the consummation of a business combination, which must occur within 18 months of the offering. Rule 419 defines a “blank check company” as:

•
a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

•	issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

There are several bases on which exemptions from the application of Rule 419 exist, including raising capital through a private offering exempt from registration under the Securities Act, raising net proceeds in excess of $5 million in a public offering that is a firm commitment underwritten offering and raising capital in a public offering in connection with the acquisition of an identified company. Although the Company intends to conduct any future capital raising in a manner that is exempt from Rule 419, there can be no assurances that any future capital raising transactions will qualify for such an exemption.

 Status of Outstanding Warrants Following the Special Meeting of Stockholders

If the Continuation Proposals are not approved, the Company will present the Dissolution Proposal to the Special Meeting in order to obtain stockholder approval to commence proceedings to dissolve and liquidate following distribution of the amounts in the Trust Account and the Company’s warrants will become worthless. If the Continuation Proposals are approved, the Company will continue its corporate existence without any of the blank check company restrictions previously applicable to it and the warrants will remain outstanding in accordance with their terms.

It is our position the warrants will become exercisable upon our consummation of any merger, capital stock exchange, asset acquisition or other business combination, as opposed to only a “Business Combination” as defined in our current certificate of incorporation (and described in our IPO prospectus). We base this position on the provisions of the warrant certificates which set forth and govern the rights of holders of our warrants, which state the warrants are exercisable for a period commencing on the later of a specified date or the consummation by us of a merger, capital stock exchange, asset acquisition or other similar business combination, without reference to such a transaction being completed within any particular period of time or in any particular industry. Furthermore, the references to a business combination contained in the descriptions of the warrants in the sections of the IPO prospectus describing the exercise of these warrants do not refer to a particular time or industry. The warrant agreement between us and the warrant agent for the warrants states that the warrants may be exercised only during the period commencing on the later of a specified date and our consummation of a business combination as described more fully in our IPO registration statement, and our certificate of incorporation defines a “Business Combination” as “an acquisition, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction or a combination of the foregoing, of the assets of one or more operating businesses. ” which must be completed by the termination date specified therein. Our IPO prospectus likewise described a business combination, and indicated that we would dissolve and liquidate if such a business combination was not completed by a specified date. We do not believe, however, that the language contained in the warrant agreement or that the description of a business combination in our IPO prospectus was intended to be limiting, nor that it overrides the express terms of the warrant certificates.

Nonetheless, Section 3.2 of the warrant agreement that governs the Company’s warrants and the description of “Business Combination” in the IPO prospectus may be interpreted to mean that the warrants are only exercisable for twenty four months from the date of such prospectus and, accordingly, an amendment to the warrant agreement may be necessary. The warrant agreement provides that the Company may in its sole discretion  extend the duration of the warrants by delaying the expiration date; provided, that the Company give notice to registered holders of the warrants of such extension not less than 20 days prior to the applicable expiration date and  provided, further, that any such extension shall be identical in duration among all of the public and private placement warrants. There are currently 6,366,667 warrants outstanding, including 1,191,667 private placement warrants. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share. These outstanding warrants may adversely affect the ability of the Company to attract new investors or otherwise obtain financing and may make it more difficult to effect future acquisitions.

Dissolution if the Continuation Proposals are not Approved

If the Continuation Proposals are not approved by the stockholders and the Dissolution Proposal is approved, as required by Delaware law, the Board intends to immediately approve the Plan of Distribution. See “Proposal 4 — the Dissolution Proposal”. If the Dissolution Proposal is not approved, the distribution of funds from the Trust Account to the holders of the IPO Shares will not take place. If neither the Continuation Proposals nor the Dissolution Proposal is approved and the Adjournment Proposal is approved, the Board of Directors will seek to adjourn or postpone the Special Meeting to continue to seek approval of the proposals.

Differences between Dissolution and Distribution Proposals

The following chart highlights some of the major differences between the Distribution (part of the Continuation Proposals) and Dissolution Proposals.

Question	Distribution Proposal	Dissolution Proposal

What will IPO stockholders receive under each proposal?
You will be entitled to receive the same amount as if the Dissolution Proposal was approved —   cash equal to a pro rata portion of the proceeds in the Trust Account net of taxes payable on any interest earned on the account, and net of interest income (less taxes payable on such interest) of (i) up to $800,000 on the Trust Account balance that has been released to us to fund working capital requirements and (ii) any amounts due to pay creditors or required to reserve for payment to creditors.

You will be entitled to receive the same amount as if the Distribution Proposal was approved — cash equal to a pro rata portion of the proceeds in the Trust Account net of taxes payable on any interest earned on the account, and net of interest income (less taxes payable on such interest) of (i) up to $800,000 on the Trust Account balance that has been released to us to fund working capital requirements and (ii) any amounts due to pay creditors or required to reserve for payment to creditors.

What will happen to my IPO Shares?	Your IPO Shares will be cancelled and converted into cash from the Trust Account.	Your IPO Shares will be cancelled and converted into cash from the Trust Account.

What will happen to my warrants?
Your warrants will remain outstanding in accordance with their terms. Accordingly, the warrants will become exercisable upon the consummation of any business combination following stockholder approval of the Continuation Proposals.
Your warrants will become worthless.

What are the interests of the founders and any other interested parties under each of the proposals?
TSP Ltd. (“TSP”), a Company wholly owned by our President and Chief Financial Officer, purchased 1,191,667 warrants of the Company for an aggregate purchase price of $1,430,000 in a private placement (“Private Placement Warrants”), prior to the IPO. Accordingly, our officers and directors, who acquired shares of our common stock or the Private Placement Warrants, both prior to our IPO, will benefit if the Continuation Proposals are approved because they will continue to hold their shares and not lose the investment they made in connection with the purchase of the Private Placement Warrants. If the Continuation Proposals are approved, such persons will own approximately 100.0% of the Company’s outstanding common stock and will control the Company and not lose their warrants.

If the Dissolution Proposal is approved, the shares of common stock issued to our insider stockholders at a price of $0.022 per share, prior to our IPO will become worthless because our officers and directors are not entitled to receive any of the proceeds in the Trust Account upon dissolution of the Company.

What are the benefits to the stockholders of each proposal?
(i) the Company will continue its corporate existence after the Distribution Payment, rather than dissolve; (ii) the IPO Shares will convert into cash from the Trust Account  (iii) the current management of the Company will remain in place while the Company evaluates its acquisition options or pursues other business activities; and (iv) the warrants of the Company will remain exercisable (stockholders may be entitled to  benefit if the Company consummates an acquisition).
The IPO Shares will convert into cash from the Trust Account.

What are the detriments to the stockholders of each proposal?	The board of directors does not believe there are any detriments to the stockholders if the Continuation Proposals are approved.
The Company's warrants will become worthless. The board of directors believes that in the event the Dissolution Proposal is approved the Company’s stockholders will not be able to benefit from the continued existence of the Company if the Company pursues acquisition options or other business activities.

How does the board of directors recommend that I vote, or give instruction to vote?	Our board of directors recommends that you vote, or give instruction to vote, “FOR” the Continuation Proposals.
Our board of directors recommends that you vote, or give instruction to vote, “FOR” the Continuation Proposal.  If you vote “AGAINST” the Continuation Proposal, our board of directors recommends that you vote, or give instruction to vote, “FOR” the adoption of the Dissolution Proposal and “FOR” the Adjournment Proposal.

Interests of Our Directors and Officers in the Proposals

When you consider the recommendations of the Company’s board of directors in favor of the proposals, you should keep in mind that the Company’s insider stockholders have interests in the proposals that may be different from, or in addition to, your interests as a stockholder.

 Control of the Company

If the Continuation Proposals are approved, insider stockholders will own 100% of the Company’s outstanding shares of common stock and will control the operations of the Company, and accordingly benefit from any positive developments relating to the Company.

 Compensatory Arrangements for Board of Directors and Management

Some of the current members of the Company’s board of directors and all of the management are expected to continue to serve in their current positions following stockholder approval of the Continuation Proposals. While the Company’s officers and directors do not currently receive any compensation for services rendered to the Company, the Company has made no determinations regarding compensation for its directors or officers following stockholder approval of the Continuation Proposals.

 Securities Held by Insider Stockholders

If the Continuation Proposals are not approved, the Company will present to the Special Meeting the Dissolution Proposal in order to obtain stockholder approval to commence proceedings to dissolve and liquidate following distribution of the amounts in the Trust Account. In such event, the Private Placement Warrants, and the common stock underlying such warrant, sold to TSP Ltd., a Company wholly owned by our sponsors, for an aggregate purchase price of $ 1,430,000, as well as the shares of common stock issued to our executive officers and directors at a price per share of $0.022 for a consideration of $ 25,000 prior to our IPO, will be worthless because such individuals are not entitled to receive any of the net proceeds of the Distribution Payment with respect to the securities previously purchased by them. Accordingly, our officers and directors who acquired securities prior to our IPO will benefit if the Continuation Proposals are approved because they will continue to hold such securities.

 Potential Interests of the Insider Stockholders in Future Financings and Acquisitions

Following stockholder approval of the Continuation Proposals and the Distribution, the Company will operate without the blank check company restrictions that are currently set forth in our Certificate of Incorporation. The board of directors anticipates that the Company will need to raise capital to fund ongoing operations, including the compliance cost of continuing to remain a public reporting company, and to fund the acquisition of an operating business. Such a financing may involve existing investors and/or new investors, including officers and directors of the Company. Further, any operating business which the Company may acquire following stockholder approval of the Continuation Proposals, may be affiliated, or have some relationship with, one of our existing officers and directors.

THE CONTINUATION PROPOSALS

Our board of directors has determined it is advisable to amend our Certificate of Incorporation to eliminate the blank check company restrictions that require us to dissolve following the distribution of the Trust Account. In order for the Company to effectuate the Reorganization Process, each of the Distribution Proposal and the Charter Amendment Proposal, which we refer to as the Continuation Proposals collectively, must be approved at the Special Meeting. Therefore, a vote against any one of the Continuation Proposals may have the effect of a vote against all the Continuation Proposals because their effectiveness is mutually conditioned. The Continuation Proposals encompasses two actions that the Company will take to effectuate the Reorganization Process. First, we will amend Article THIRD and delete Article FIFTH in its entirety from our Amended and Restated Certificate of Incorporation, which, among other things, require us to dissolve following the distribution of the Trust Account (the “Charter Amendment”). Secondly, we will convert the IPO Shares for cash to IPO shareholders from the Trust Account on a pro rata basis. Each of these actions is discussed in more detail below.

Charter Amendment of Blank-Check Restrictions

The Company is proposing to eliminate all blank check company restrictions to which it is subject by amending Article THIRD and deleting Article FIFTH in its entirety from its Amended and Restated Certificate of Incorporation.

The form of the Fourth Amended and Restated Certificate of Incorporation is set forth in Annex A.

The board of directors unanimously recommends that the stockholders vote “FOR” the Continuation Proposals.

PROPOSAL 1 — THE CHARTER AMENDMENT PROPOSAL

The Company is proposing to amend its Certificate of Incorporation to remove those provisions which cause the Company to be a special purpose acquisition corporation having a limited life, which would include the following:

•	amend Article THIRD, to remove the limitations on the Company’s powers in the event a Business Combination (as defined below) is not consummated by the Company prior to May 23, 2009;

•
eliminate Article FIFTH, which (i) requires the Company to obtain prior stockholder approval of any acquisition by the Company, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction of an operating business (a “Business Combination”), (ii) sets forth stockholder procedure for approving or dissenting from any Business Combination, and (iii) requires the Company to dissolve and liquidate if a Business Combination is not consummated within 18 months following the Company’s IPO (or 24 months from such date if the Company has executed a letter or intent with respect to a potential Business Combination); and

•	redesignate Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH and ELEVENTH as Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH and TENTH, respectively.

Article Third of the Company’s certificate of incorporation currently reads as follows:

“THIRD:  Subject to the immediately succeeding sentence, the purpose of the Corporation is to engage in, carry on, and conduct any lawful act or activity for which corporations may be organized under the GCL.  In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation; provided, however, that in the event a Business Combination is not consummated prior to the Termination Date (as defined below), then, on or after the Termination Date, the purposes of the Corporation shall automatically, with no action required by the Board of Directors of the Corporation (the “Board”) or the stockholders of the Corporation, be limited to effecting and implementing the dissolution and liquidation of the Corporation and the taking of any other actions expressly required to be taken herein, and the Corporation’s powers shall thereupon be limited to those set forth in Section 278 of the GCL and as otherwise may be necessary to implement the limited purposes of the Corporation as provided herein.  This Article Third may not be amended without the affirmative vote of at least 95% of the issued and outstanding Common Stock cast at a meeting of stockholders of the Corporation.”

If the Article Third Amendment is approved by our stockholders, Article Third will read in its entirety as follows:

“THIRD: The purpose of the Corporation is to engage in, carry on, and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware”.

Article Fifth of the Company’s certificate of incorporation currently reads as follows:

“FIFTH:  The following provisions (A) through (G) shall apply during the period commencing upon the filing of this Amended and Restated Certificate of Incorporation and terminating upon the consummation of any “Business Combination,” and may not be amended during the “Target Business Acquisition Period” without the affirmative vote or consent of the holders of 95% of the Corporation’s outstanding Common Stock.  A “Business Combination” shall mean the acquisition by the Corporation. whether by merger, capital stock exchange, joint venture, asset or stock acquisition or other similar type of transaction, of an operating business or businesses (“Target Business”) having, collectively, a fair market value of at least 80% of the Corporation’s net assets at the time of such acquisition (excluding deferred underwriting discounts and commissions); provided, however, that any acquisition of multiple operating businesses shall occur contemporaneously with one another.  The “Target Business Acquisition Period” shall mean the period from the effectiveness of the registration statement filed in connection with the Corporation’s initial public offering of securities (“IPO”) with the U.S. Securities and Exchange Commission (the “Registration Statement”) up to and including the first to occur of (a) a Business Combination or (b) the Termination Date (defined below).  For purposes of this Article, fair market value shall be determined by the Board based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow, and book value.  If the Board is not able to independently determine that the Target Business has a sufficient fair market value, or if a conflict of interest exists, the Corporation may obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the National Association of Securities Dealers, Inc., with respect to the satisfaction of such criteria.

(A)  Immediately after the IPO, the amount of the net offering proceeds received by the Corporation in the IPO (including the proceeds of any exercise of the underwriter’s over-allotment option) specified in the Corporation’s registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Registration Statement”) at the time it goes effective shall be deposited and thereafter held in the Trust Fund, as defined in subparagraph (C) below.  Neither the Corporation nor any officer, director or employee of the Corporation shall disburse any of the proceeds held in the Trust Fund until the earlier of (i) a Business Combination or (ii) the liquidation of the Corporation as discussed in Paragraph (D) below, in each case in accordance with the terms of the investment management trust agreement governing the Trust Fund; provided, however, the Corporation shall be entitled to withdraw interest income from the Trust Fund as specified in the Registration Statement.

(B)  Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL.  In the event that the holders of a majority of the IPO Shares (defined below) cast their respective votes at the meeting to approve the Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate such Business Combination if holders of 20% or more in interest of the IPO Shares exercise their conversion rights described in paragraph (C) below.

(C)  In the event that a Business Combination is approved in accordance with the above paragraph (C) and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the IPO (“IPO Shares”) who voted against such Business Combination may, contemporaneously with such vote, demand that the Corporation convert such stockholder’s IPO Shares into cash.  If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount of the Trust Fund (as defined below), inclusive of any interest thereon (less taxes payable thereon and any amounts permitted to be released from the Trust Fund as specified in the Registration Statement), calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares.  “Trust Fund” shall mean the Trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO is deposited.

(D)  In the event the Corporation does not consummate a Business Combination by the later of (i) 18 months after the consummation of the IPO or (ii) 24 months after the consummation of the IPO, in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed by was not consummated within such 18-month period (such later date being referred to as the “Termination Date”), the directors and officers of the Corporation shall take all such action necessary to dissolve the Corporation and liquidate the Trust Fund to holders of IPO Shares as soon as reasonably practicable and, after approval of the Corporation’s stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board prior to such Termination Date pursuant to Section 275(a) of the GCL, finding the dissolution of the Corporation advisable and providing such notices as are required by said Section 275(a) of the GCL as promptly thereafter as possible.  In the event that the stockholders vote in favor of such dissolution and the Corporation is so dissolved, the Corporation shall promptly adopt and implement a plan of distribution which provides that only the holders of IPO Shares shall be entitled to share ratably in the Trust Fund, plus any other net assets of the Corporation not used for or reserved to pay obligations and claims, or such other corporate expenses related to, or arising during, the Corporation’s remaining existence, including costs of dissolving and liquidating the Corporation.  The Corporation shall pay no liquidating distributions with respect to any shares of capital stock of the Corporation other than IPO Shares.  This paragraph (D) shall terminate automatically with no action required by the Board or the stockholders in the event a Business Combination has been consummated prior to the Termination Date.

(E)  A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Trust Fund pursuant to the terms of the investment management trust agreement governing the Trust Fund or the dissolution of the Corporation or in the event such holder demands conversion of its shares in accordance with paragraph (C), above.  Except as may be required under applicable law, in no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund or any amount or other property held therein.  A holder of shares issued and outstanding prior to the IPO or issued in a private placement concurrently with or prior to the consummation of the IPO shall not have any right or interest of any kind in or to the Trust Fund.

(F)  Immediately after the IPO, the amount of the net offering proceeds received by the Corporation in the IPO, the net proceeds of a private placement of the Corporation’s units to occur prior to completion of the IPO and the proceeds from a certain loan, all as specified in the Registration Statement, shall be deposited and thereafter held in the Trust Fund.  Except as specified in the Registration Statement, neither the Corporation nor any officer, director or employee of the Corporation shall disburse any of the proceeds held in the Trust Fund until the earlier of (i) a Business Combination, or (ii) the dissolution and liquidation of the Corporation pursuant to paragraph (D) above, in each case, in accordance with the terms of the investment management trust agreement governing the Trust Fund.

(G)  Unless and until the Corporation has consummated a Business Combination as permitted under this Article FIFTH, the Corporation may not consummate any other business combination, whether by merger, capital stock exchange, stock purchase, asset acquisition or otherwise.”
 If this proposal is approved by our stockholders, Article Fifth will read in its entirety as follows:

“Fifth:  [Intentionally deleted.]”

A copy of the amended and restated certificate of incorporation as it would be filed if the Amendment Proposal is approved is attached to this proxy statement as Annex A.

In the judgment of our board of directors, the amendments to Articles Third and Fifth are desirable, as Articles Third and Fifth relate to the operation of the Company as a blank check company prior to the consummation of a business combination. Such provisions will not be applicable upon consummation of the Acquisition.

The approval of the Amendment Proposal, which incorporates the amendments to Article Third and Article Fifth, will require the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the record date.

Regardless of which proposals are approved, the Continuation Proposals (which includes the Charter Amendment Proposal and the Distribution Proposal) or the Dissolution Proposal, holders of  IPO Shares will receive their pro rata distribution of the Trust Account.  Upon liquidation of the Trust Account, the Trust Agreement will be terminated.

A copy of the proposed Fourth Amended and Restated Certificate of Incorporation (“certificate of incorporation”) is annexed to this proxy statement as Annex A.

Required Vote

The adoption of the Charter Amendment Proposal will require the affirmative vote of holders of at least 95% of the outstanding shares of our common stock that are issued and outstanding as of the record date. Moreover, the effectiveness of the Charter Amendment Proposal will be conditioned upon the approval of the Distribution Proposal. An abstention, failure to vote or broker non-vote will have the same effect as a vote cast against approval of the Charter Amendment Proposal.  It is anticipated that the Founder Stockholders will vote all shares owned by them, constituting 1,125,000 shares of our common stock and representing 17.9% of our outstanding shares of common stock, in favor of the Charter Amendment Proposal.

The board of directors unanimously recommends that the stockholders vote “FOR” the Charter Amendment Proposal.

PROPOSAL 2 — THE DISTRIBUTION PROPOSAL

Our board of directors has determined it is advisable to convert the IPO shares for cash to the IPO shareholders from the Trust Account on a pro rata basis, while at the same time, continue the existence of the Company.

If the Distribution Proposal is approved, all IPO Shares will be cancelled and you will be entitled to receive cash equal to a pro rata portion of the proceeds in the Trust Account as soon as practicable after the stockholder vote. If the Distribution Proposal is approved, the Company will commence the distribution as soon as practicable after the stockholder vote. You will be entitled to receive cash equal to a pro rata portion of the proceeds in the Trust Account net of taxes payable on any interest earned on the account, and net of interest income (less taxes payable on such interest) of (i) up to $800,000 on the Trust Account balance that has been released to us to fund working capital requirements and (ii) any amounts due to pay creditors or required to reserve for payment to creditors. As of May 26, 2009, the amount of proceeds in the Trust Account was equal to $40,877,757 (or approximately $7.89 per share). The Founder Shares will not participate in the Distribution. Following the Distribution, the previous holders of the IPO Shares will not own any of the Company’s aggregate outstanding shares of common stock and the Founder Shares will own 100% of the Company’s aggregate outstanding shares of common stock. If the Continuation Proposals are approved, the Distribution is expected to occur as soon as practicable after filing of the Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, which will occur as soon as practicable after the Special Meeting.

If the Distribution Proposal is approved, the Company will commence the distribution of the proceeds in the Trust Account as soon as practicable after the stockholder vote. You will be entitled to receive cash equal to a pro rata portion of the proceeds in the Trust Account net of taxes payable on any interest earned on the account, and net of interest income (less taxes payable on such interest) of (i) up to $800,000 on the Trust Account balance that has been released to us to fund working capital requirements and (ii) any amounts due to pay creditors or required to reserve for payment to creditors.  As of May 26, 2009 the amount in the Trust Account was equal to $40,877,757 (or approximately $7.89 per share). The Founder Shares will not participate in the Distribution.

We estimate that distribution related expenses (accounting, legal and proxy fees, printing and miscellaneous expenses) equal approximately $249,500. In addition, although it does not anticipate that it will be necessary to do so since we do not now have any material assets outside the trust account, the Board of Directors will be authorized to establish a liquidating trust to complete the liquidation. In connection with the liquidation, we expect to pay the Company’s liabilities in full or in a reduced amount agreed to by the relevant creditor(s).  We estimate that in addition to the distribution related expenses, we also have outstanding approximately $330,000 payable to creditors of the Company.  It is currently anticipated, based on the expenses of the Company related to the distribution or due to creditors, that holders of the IPO Shares will receive $7.88 per IPO Share.

The Company intends to pursue any applicable federal or state tax refunds arising out its business activities from inception through dissolution. To the extent the Company is successful in obtaining such refunds, the proceeds shall be applied as follows: first, to satisfy the claims against or obligations of the Company, including claims of various vendors or other entities that are owed money by us for services rendered or products sold to us; second, reimburse sponsors who have paid expenses of the Company pursuant to their indemnification obligations; and third, remaining proceeds, if any, shall be distributed pro rata to our common stockholders in accordance with our Certificate of Incorporation. Due to the timing and potential uncertainty regarding any such refunds, any such proceeds would be distributed subsequent to the distribution of principal and accumulated interest (net of applicable taxes) of the trust account. TransTech has prepaid tax assets of $91,787 as of March 31, 2009 towards federal income taxes. TransTech has liability of Delaware franchise taxes which are not liabilities for services rendered or products sold. In accordance with the terms of the Trust Agreement, amounts owed for taxes will be deducted from amounts in the Trust Account prior to distributions to the stockholders in accordance with the Plan of Distribution.

As of the date of this proxy statement, we had approximately $273,600 in cash outside the Trust Account. We had total liabilities of approximately $579,500 as of such date. We currently have net liabilities (excluding taxes) and obligations that exceed available cash outside the IPO trust account by approximately $305,900, of  which amount $125,576 may be deducted from the proceeds of the Trust Account pursuant to the terms of the Investment Management Trust Agreement. Certain officers have agreed to indemnify the Company against any claims of vendors or creditors to ensure that  such claims do not reduce the initial proceeds in the Trust Account to be distributed to the holders of the IPO Shares. I f certain liabilities were to arise in the future or actual liabilities exceed those anticipated, under Delaware law, stockholders who receive distributions from TransTech pursuant to the Plan of Distribution could be liable for their pro rata share of such liabilities, but not in excess of the amounts distributed to them.

Required Vote

The adoption of the Distribution Proposal will require the affirmative vote of a majority of the shares of our common stock that are issued and outstanding as of the record date. Moreover, the effectiveness of the Distribution Proposal will not be presented to the stockholders for a vote unless the stockholders have approved the Charter Amendment Proposal.

The board of directors unanimously recommends that the stockholders vote “FOR” the Distribution Proposal.

PROPOSAL 3 — THE ELECTION OF DIRECTORS

Background

On February 6, 2009, Opportunity Partners L.P. filed a petition against TransTech in the Court of Chancery of the State of Delaware (“Chancery Court”) seeking to compel TransTech to hold an annual meeting of stockholders for the election of directors pursuant to Section 211(c) of the General Corporation Law of the State of Delaware on the grounds that more than thirteen months had elapsed since the Company last held an annual meeting of shareholders. In an opinion dated April 8, 2009, the Court of Chancery of the State of Delaware ordered TransTech to hold an annual meeting of its stockholders for the election of directors no later than June 8, 2009.

On April 22, 2009, OPLP filed with the Securities and Exchange Commission a Preliminary Proxy Materials pursuant to section 14A of the Securities and Exchange Act to gain control of the board of directors and to liquidate the Company.  On June 5, 2009, the parties entered into a settlement agreement pursuant to which OPLP withdrew its proxy, the Company agreed to hold the meeting for the election of Directors on June 30, 2009 and the Chancery Court modified its earlier order to allow the Company to hold its meeting on June 30, 2009.

The Board of Directors of TransTech has five members, who were appointed prior to the Company’s initial public offering. One Director resigned in November 7, 2008 and the Company’s board appointed Dr. Ranga Krishna, who has substantial experience of being associated with several other special purpose acquisition corporations.

Each director elected will serve until the election and qualification of his successor.

The directors to be elected will be elected by a plurality of the votes cast for directors. Except to the extent that shareholders indicate otherwise on their proxies solicited by TransTech's Board of Directors, the holders of such proxies intend to vote these proxies for the election as directors of the persons named in the following table as nominees for election. The Board has no reason to believe that the persons nominated will not be available to serve. If a vacancy among such nominees occurs prior to the Annual Meeting, shares of common stock of TransTech (the "Common Stock") represented by such proxies will be voted for such other person or persons as shall be determined by the holders of such proxies in their discretion or, so long as such action does not conflict with the provisions of TransTech's Articles, the Board of Directors may, in its discretion, reduce the number of directors to be elected.

Listed below are the names of the Company's five nominees for election to the Board of Directors, each of whom has consented to serve on the Board of Directors.  Also listed is the year in which each individual first became a director of the Company and the individual's principal occupation and other directorships.

Nominees for Director:

NAME	DIRECTOR SINCE	AGE	PRINCIPAL OCCUPATION AND DIRECTORSHIPS

Suresh Rajpal	Inception	65
Mr. Rajpal has been our Chairman of the Board of Directors, Chief Executive Officer and President since our incorporation on August 16, 2006. Mr. Rajpal offers over 35 years of entrepreneurial and multinational work experience covering the United States, Japan, Hong Kong and India. He was the recipient of the Entrepreneur of the Year Award for companies started in the previous three years from Ernst & Young, India in 2000. In addition, he has received the U.S. Ambassador’s Award for distinguished service in strengthening the relationship between the United States and India and for extraordinary service to American business in India as President of the American Business Council. Mr. Rajpal established Hewlett-Packard Company’s India operations in 1989 and was its President and Chief Executive Officer since setting up the operations until 1999. From 1984 to 1988, Mr. Rajpal was the Director of Sales, Marketing & Support at Hewlett-Packard Company Asia with accounts generating revenue in excess of $1.6 billion. Mr. Rajpal’s career with Hewlett-Packard Company spanned 29 years in several senior managerial positions in the United States, Canada, Asia and Latin America. Following Hewlett-Packard, Mr. Rajpal co-founded eCapital Solutions in April 1999, a company that owned intellectual properties in a number of different technology areas. Until April 2001, Mr. Rajpal was the President and Chief Executive Officer of Trigyn Technologies Limited which was formed through the merger of eCapital Solutions and Leading Edge Systems Ltd, a listed entity on the Bombay Stock Exchange in India. In September 2001, Mr. Rajpal co-founded Tecnova India, which provides consulting services to emerging growth companies in India. In July 2006, he founded Visnova Solutions, a focused software solutions and high-end KPO/ BPO organization. Mr. Rajpal is an Electrical Engineer from the Benaras Hindu University, India and earned his MBA from York University, Toronto, Canada.

LM Singh	Inception	43
Mr. Singh has been our Chief Financial Officer, Executive Vice President, Secretary and Treasurer and a member of our Board of Directors since our incorporation. He has over 20 years experience in a global work environment covering private equity investments, corporate finance, buy-outs, capital markets, audit and control. Since January 2003, Mr. Singh has been the founder and managing partner of Lotus Capital Partners, LLC, and New York, an investment advisory firm that specializes in cross-border transactions between the United States and India for companies primarily in the software and business services sector. In February 2005, Mr. Singh co-founded FiNoble Advisors Ltd, New Delhi, India, an investment and advisory firm providing investment banking, India entry and asset management services, which seeks to leverage India as an investment destination. From May 1995 to November 2002, Mr. Singh managed private equity investments, re-structuring and post merger integration activities and held several managerial positions at TAIB Bank E.C, and its affiliates, a boutique merchant bank headquartered in Bahrain pursuing investment activities across India, the United States, Europe and the Persian Gulf region. From August 2001 to November 2002, he served as President of TAIB Securities New York with country-head responsibilities for TAIB Securities, London. From January 2000 to July 2001, Mr. Singh served as Group Executive Director and member of the board of directors for Mindteck, a global technology services provider, focused on IT applications and embedded systems. Mr. Singh graduated from Sri Ram College of Commerce, Delhi University, India, with a Bachelor in Commerce (Hons.) and qualified as a Chartered Accountant, training with Price Waterhouse, New Delhi, India. He is a member of the Institute of Chartered Accountants of India, Institute of Internal Auditors (USA) and the Information Systems Audit and Control Association (CISA) (USA).

NAME	DIRECTOR SINCE	AGE	PRINCIPAL OCCUPATION AND DIRECTORSHIPS

Hemant Sonawala	September 25, 2006	63
Hemant S. Sonawala has been a director of our company since September 25, 2006. He was the recipient of the Dataquest Lifetime Achievement Award in 2005. Mr. Sonawala was Vice-Chairman of Digital GlobalSoft Ltd., India from January 1988 until April 2004, a leading software services company, listed on the Bombay Stock Exchange, India, which was subsequently acquired by Hewlett-Packard Company. From 1992 to 1999, Mr. Sonawala was Chairman of Hinditron Schiller Medical Instruments Ltd., a joint venture he formed with Schiller, a leading international manufacturer and supplier of electro cardio-graphs, spirometers, patient monitors and external defibrillators to make available Schiller’s products in India. Mr. Sonawala was founder and Deputy Chairman of Hinditron Tektronix, later Chairman of Tektronix (India) Limited, from 1985 to 1996, a joint venture with Tektronix (a provider of test, measurement and monitoring solutions catering to design centers, laboratories and communications networks) to introduce Tektronix’s vast array of patented products to India. Mr. Sonawala holds a bachelor’s degree in Engineering from Gujarat, India and Master of Science in Electrical Engineering from University of Washington, Seattle, Washington.

Frederick Smithline	September 25, 2006	75
Mr. Smithline has been a director of our company since September 25, 2006. Mr. Smithline has been practicing corporate law in New York City for over 40 years. After graduation from The Harvard Law School in 1955, Mr. Smithline served for two years in the U.S. Army Counterintelligence Corps in Germany. From 1957 to date, he has been practicing corporate and securities law in various law firms, except for the period from 1969 to 1973, when he was a principal in two Wall Street investment banking firms. From 1982 to the present, Mr. Smithline was a Partner and Counsel in Epstein, Becker and Green, Counsel to Fischbein, Badillo, Wagner & Harding and presently, Counsel to Eaton & Van Winkle. Mr. Smithline specializes in advising early stage companies on structure and finance. He has served on public boards including more than 20 years as a director and then Chairman of DVL, Inc., a publicly traded finance company (1982 to 2003) and the Hungarian Broadcast Company, a media Company (1998 to 2000). He was a co founder of International Isotopes, Inc., a publicly-traded company that is in the business of making radioactive isotopes for diagnostic and therapeutic purposes.

Dr. Ranga Krishna	November 7, 2008	45
Dr. Krishna was elected as a director by our Board of Directors on November 7, 2008. Dr. Krishna is a licensed neurologist and an experienced health care entrepreneur, having started several companies. Among them is International Pharma Trials, Inc., a company which assists U.S. pharmaceutical companies perform Phase II clinical trials in India. He also co-founded Fastscribe, Inc., an internet-based medical and legal transcription company with operations in India. Dr. Krishna is a member of several organizations, including the American Academy of Neurology and the Medical Society of the State of New York. He is also a member of the Medical Arbitration panel for the New York State Workers’ Compensation Board. Dr. Krishna was trained at New York’s Mount Sinai Medical Center (1991-1994) and New York University (1994-1996). Dr. Krishna currently serves as Chairman and Audit Committee Chairman of India Globalization Capital, Inc., a Special Purpose Acquisition Corporation that has invested in the infrastructure sector in India.

Composition of the Board

Our Board of Directors has five directors who are elected at the annual meeting of stockholders and are subject to the election and qualification of their successors, or their earlier death, resignation or removal.

Our directors will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of our directors has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of our directors is currently affiliated with such an entity. However, we believe that the skills and expertise of our directors, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition, although we cannot make any assurances that they will, in fact, be able to do so.

Director Independence

Our Board of Directors has determined that each of Messrs. Sonawala, Smithline and Dr. Krishna, representing three of our five directors, are “independent” directors as defined in Rule 10A-3 of the Exchange Act, and as defined by the rules of Alternext.

Board Committees.

The Board of Directors has an audit committee.  The Board of Directors does not have a compensation committee and a nominating committee, as the Company does not have any operating business. Further, our officers, directors, special advisors or existing stockholders or any of their affiliates, are not entitled to any kind of compensation, including finder’s and consulting fees, except receiving reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations.

The Board of Directors held 7 meetings during 2008.  No director attended less than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of which the director was a member.  We do not have a policy with regard to Board members’ attendance at annual meetings of stockholders.  We did not hold an annual meeting of stockholders in 2008.

Audit Committee

 Our audit committee consists of Hemant Sonawala and Frederick Smithline. The audit committee reviews the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also select the firm that will serve as our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors and evaluate all of our public financial reporting documents. Our Board of Directors has adopted an audit committee charter.

Our audit committee is composed entirely of “independent” directors. Each of the members of the audit committee is “financially literate” as defined under Alternext listing standards. Alternext listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

Messrs. Sonawala and Smithline satisfies Alternext’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

The audit committee held 4 meetings during the fiscal year ended December 31, 2008. Each committee member attended all meetings.

Guidelines For Selecting Director Nominees

We have not established guidelines for selecting nominees. In addition, we have no policy with respect to the consideration of director candidates selected by security holders.  We have no nominating committee charter.

Compensation Committee

We have no separately designated compensation committee and we do not have a compensation committee charter.

Compensation of Executive Officers and Directors

No director has received any cash compensation for their service as members of the board of directors.  No executive officer or any affiliate of an executive officer received any cash compensation for services rendered during the fiscal years ended December 31, 2007 and December 31, 2008, respectively.

As of our fiscal years ended December 31, 2008 and December 31, 2007, respectively, no compensation of any kind, including finder’s and consulting fees, was paid to any of our existing stockholders or affiliates, including our officers, directors and special advisors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination.  However, these individuals have been reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.  There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

None of our executive officers has an employment agreement with the Company.  We are not obligated to make any payments to any employee of the Company in the event of their termination by us with our without cause or in the event of their death or disability or a corporate change of control

Employee Benefits Plans

We do not sponsor any qualified or non-qualified pension benefit plans.  We do not maintain any qualified or non-qualified defined contribution or deferred compensation plans.

Stockholder Communications with TransTech’s Board of Directors

Stockholders may send communications to our board of directors by mail or courier delivery addressed as follows: TransTech Services Partners Inc., c/o CEO, 445 Fifth Avenue, New York, New York, 10016.  In general, the CEO will forward all such communications to the board of directors.  However, for communications addressed to a particular member of the board of directors, the CEO forwards those communications directly to the board member so addressed.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:


None of our officers and directors is required to commit his or her full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.


In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.


Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.


Since our directors beneficially own shares of our common stock which will be released from escrow only if a business combination is successfully completed, and may own warrants which will expire worthless if a business combination is not consummated, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally, no liquidation distributions will be paid with respect to any of the initial shares beneficially owned by our directors or with respect to the shares underlying any founder warrants owned by them at the time of such liquidation, which also might cause them to have a conflict of interest in determining whether a particular target business is appropriate. Furthermore, the purchaser of the founder warrants has contractually agreed that the warrants and the underlying securities will not be sold or transferred by it until after we have completed a business combination.


Our officers and directors may enter into consulting or employment agreements with the company as part of a business combination pursuant to which they may be entitled to compensation for their services to be rendered to the company after the consummation of a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock.


Our directors and officers may purchase shares of common stock in the open market. If they do, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.


If we determined to enter into a business combination with an entity affiliated with any of our officers, directors or initial stockholders, they may benefit personally and financially from such transaction. As a result, such personal and financial interests may influence their motivation in identifying and selecting a target business.


In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•     the corporation could financially undertake the opportunity;

• the opportunity is within the corporation’s line of business; and

• it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot make any assurances that any of the above-mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he or she might have.

 In connection with the vote required for any business combination, our initial stockholders have agreed to vote the shares of common stock then owned by them, including any shares of common stock purchased in or following our initial offering, in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in our initial offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to their initial shares and the shares of common stock underlying any founder warrants held by them at the time of such liquidation.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on copies of such forms received, we believe that, during the year ended December 31, 2008, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

Independent Public Accountants

On January 31, 2008, TransTech Services Partners Inc. (the “Company”) was notified that the partners of Goldstein Golub Kessler LLP (“GGK”), the Company’s independent registered public accounting firm, became partners of McGladrey & Pullen, LLP (“MG&P”) pursuant to the terms of a limited asset purchase agreement and that, as a result thereof, GGK has resigned as the independent registered public accounting firm for the Company.  McGladrey & Pullen, LLP was subsequently engaged as the Company’s new independent registered public accounting firm on February 6, 2008.

The firm of Goldstein Golub Kessler LLP (“GGK”) acted as our principal accountant.  GGK had a continuing relationship with RSM McGladrey, Inc. (“RSM”), from which it leased auditing staff who are full-time, permanent employees of RSM and through which its partners provide non-audit services.  GGK had no full-time employees and therefore, none of the audit services performed was provided by permanent full-time employees of GGK.  GGK managed and supervised the audit staff, and is exclusively responsible for the opinion rendered in connection with their examination.

Other services, which consist of tax return preparation services and do not include Financial Information Systems Design and Implementation Fees, have been provided by RSM, an affiliate of MG&P.

Audit Fees

During the fiscal year ended December 31, 2007, fees paid to our then independent registered public accounting firm, GGK, were approximately $48,500 for the services they performed in connection with our initial public offering, including the financial statements included in the Form 10-Q filed for the quarters ending June 30, 2007 and September 30, 2007 and the financial statements included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2007.

McGladrey &Pullen’s fees for the audit of our 2007 financial statements were approximately $32,500. The fees for services provided by M&P in 2008 which include reviews of our interim financial statements included in our Form 10-Q for the first three quarters of 2008 were approximately $31,500 and estimated fees for the audit of our 2008 financial statements of $23,000.

McGladrey &Pullen’s fees for reviewing financial statements for our preliminary proxy filing on Schedule 14A were approximately $15,000.

Tax Fees

There were no fees billed by GGK for professional services rendered during the fiscal year ended December 31, 2007 for tax compliance, tax advice and tax planning.

We incurred fees of $5,167 from RSM in 2008 for tax compliance services relating to our corporate income tax returns for the year ended December 31, 2007.

All Other Fees

There were no fees billed by GGK or M&P for other professional services rendered during the fiscal year ended December 31, 2007 or December 31, 2008.

Pre-Approval Policies and Procedures

In accordance with the SEC’s auditor independence rules, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to us by our independent auditor.

Prior to the engagement of the independent auditors for any fiscal year’s audit, management submits to the Audit Committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the independent auditors during that fiscal year. The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis.

Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The Audit Committee will not grant approval for:

•	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body;

•	provision by the independent auditors of strategic consulting services of the type typically provided by management consulting firms; or

•
the retention of the independent auditors in connection with a transaction initially recommended by the independent auditors, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of our financial statements.

Tax services proposed to be provided by the auditor to any director, officer or employee of the Company who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by us, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by us.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•	whether the service creates a mutual or conflicting interest between the auditor and the Company;

•	whether the service places the auditor in the position of auditing his or her own work;

•	whether the service results in the auditor acting as management or an employee of the Company; and

•	whether the service places the auditor in a position of being an advocate for the Company.

Report of the Audit Committee

The Audit Committee assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company’s financial statements, the Company’s financial reporting process, its systems of internal accounting and financial controls, the annual independent audit process of the Company’s annual financial statements, the Company’s compliance with legal and regulatory requirements and the qualification and independence of the Company’s independent registered public accounting firm. Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls.

The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed with the independent registered public accounting firm the firm’s judgment as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Audit Committee under auditing standards of the Public Company Accounting Oversight Board (United States), including the matters required to be discussed by Statement on Auditing Standards No. 114 “Communications with Audit Committees”. In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company.

In reliance on the reviews and discussions to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission. The Audit Committee also reappointed as the Company’s independent registered public accounting firm for fiscal 2009.

AUDIT COMMITTEE

Hemant Sonawala
Frederick Smithline

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

TransTech Related Party Transactions

On September 14, 2006, we issued an aggregate of 1,125,000 shares of common stock to the individuals set forth below and their respective nominees for $25,000 in cash, at a purchase price of $0.022 per share, as follows:

Name	Number of Shares of Common Stock	Relationship to TransTech
TSP Ltd. (1)	533,919	Stockholder (wholly-owned by our sponsors)
Suresh Rajpal (2)	255,405	Chief Executive Officer, President and Chairman of the Board
LM Singh	109,460	Chief Financial Officer, Executive Vice President, Treasurer, Secretary and Director
Frederick Smithline	27,365	Director
Susan Smithline	27,365	Stockholder (spouse of Frederick Smithline)
Pervez Ahmed	7,297	Special Advisor
Chandru Jagwani	75,000	Special Advisor
Lotus Capital LLC	72,973	Stockholder (majority-owned by LM Singh)
Canak Associates LLC	47,432	Stockholder (50%-owned by Chandru Jagwani)

Further, on May 22, 2007, we issued an aggregate of 1,191,667 warrants at $1.20 per warrant or an aggregate of $1,430,000 in a private placement to TSP Ltd., an existing stockholder. Such warrants are identical to the warrants included in the units that were sold in our initial public offering. Each warrant is exercisable into one share of common stock at $5.00 and will become exercisable on the later of (i) the completion of a business combination with a target business or (ii) on May 16, 2008, which is one year from the date of our initial public offering prospectus. The warrants will be subject to a lock-up agreement.

The holders of our 1,125,000 founding shares will be entitled to registration rights pursuant to an agreement signed on May 22, 2007. The holders of the majority of these securities and their transferees are each entitled to make up to one demand that we register the securities owned by them. The holders of the majority of these securities can elect to exercise these registration rights at any time after the date on which the securities are released from escrow. In addition, these holders have certain “piggy-back” registration rights on registration statements filed subsequent to such date.

Lotus Capital LLC, an entity majority owned by LM Singh, our Chief Financial Officer, Executive Vice President, Secretary and Treasurer, commencing on May 23, 2007 through the earlier of acquisition of a target business or up to May 23, 2009, makes available to us certain administrative, technology and secretarial services, as well as the use of certain limited office space in Chicago, as we may require from time to time. We pay Lotus Capital LLC $7,500 per month for these services. Mr. Singh is the majority owner Lotus Capital LLC and, as a result, benefits from the transaction to the extent of his interest in this entity. However, this arrangement is solely for our benefit and is not intended to provide Mr. Singh compensation in lieu of a salary. We believe, based on rents and fees for similar services in New York, NY that the fee charged by Lotus Capital LLC is at least as favorable as we could have obtained from an unaffiliated person. However, because our directors at the time we entered into the agreement with Lotus Capital LLC may not be deemed independent, we did not have the benefit of disinterested directors approving the transaction.

Our sponsors had loaned to us the principal sum of $125,000 in order to pay certain of the expenses associated with our initial public offering. We have repaid this loan, together with interest at the rate of 4% per annum, out of the proceeds from this offering.

We reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged.

Review, Approval or Ratification of Transactions with Related Persons

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Required Vote

The adoption of the Charter Amendment Proposal will require the affirmative vote of holders of  a majority of the outstanding shares of our common stock that are issued and outstanding as of the record date. An abstention, failure to vote or broker non-vote will have the same effect as a vote cast against approval of the Proposal to Elect Directors.  It is anticipated that the Founder Stockholders will vote all shares owned by them, constituting 1,125,000 shares of our common stock and representing 17.9% of our outstanding shares of common stock, in favor of the nominees set forth above.

The board of directors unanimously recommends that the stockholders vote “FOR” each of the nominees set forth in the Proposal to Elect Directors.

PROPOSAL 4 — THE DISSOLUTION PROPOSAL

If the Continuation Proposals are not approved at the Special Meeting, the Board of Directors is proposing the Company’s dissolution and Plan of Distribution for approval. Contingent upon the Continuation Proposals not being approved by the Company’s stockholders, the Board has unanimously approved the Company’s dissolution, declared it advisable and directed that it be submitted for stockholder action at the Special Meeting.  As required by Delaware law, the Board intends to approve the Plan of Distribution immediately following stockholder approval of the dissolution and Plan of Distribution and the filing of a Certificate of Dissolution with the Delaware Secretary of State. If the Dissolution Proposal is approved, all IPO Shares will be cancelled and you will be entitled to receive cash equal to a pro rata portion of the proceeds in the Trust Account as soon as practicable after the stockholder vote.  A copy of the Plan of Distribution is attached as Annex B to this proxy statement, and you are encouraged to read it carefully.

If the Dissolution Proposal is approved, the Company will commence the liquidation of the Company and distribution of the proceeds in the Trust Account as soon as practicable after the stockholder vote. You will be entitled to receive cash equal to a pro rata portion of the proceeds in the Trust Account net of taxes payable on any interest earned on the account, and net of interest income (less taxes payable on such interest) of (i) up to $800,000 on the Trust Account balance that has been released to us to fund working capital requirements and (ii) any amounts due to pay creditors or required to reserve for payment to creditors.  As of May 26, 2009 the amount in the Trust Account was equal to $40,877,757 (or approximately $7.89 per share). The Founder Shares will not participate in the Distribution.

After approval of the Company’s dissolution, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish the following:

•	filing a Certificate of Dissolution with the Secretary of State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years, as required under Delaware law;

•	adopting a Plan of Distribution in or substantially in the form of Annex B to this proxy statement by Board action in compliance with Delaware law;

•
establishing a contingency reserve for the satisfaction of unknown or additional liabilities, which reserve shall consist solely of the indemnification obligations of the Company’s founders that were provided to TransTech at the time of its IPO;

•
giving the trustee of the trust account notice to commence liquidating the investments constituting the trust account and turning over the proceeds to TransTech’s transfer agent for distribution according to the Plan of Distribution;

•
as provided in the Plan of Distribution, paying or adequately providing for the payment of our known liabilities, including (i) existing liabilities for taxes, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to TransTech’s stockholders in accordance with TransTech’s charter;

•
if there are insufficient assets to satisfy our known and unknown liabilities, paying all such liabilities according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor;

•	winding up our remaining business activities; and

•	making tax and other regulatory filings.

Following liquidation, our directors may, at any time, engage third parties to complete the liquidation pursuant to the Plan of Liquidation. We estimate that liquidation related expenses (accounting, legal and proxy fees, printing and miscellaneous expenses) equal approximately $249,500 . In addition, although it does not anticipate that it will be necessary to do so since we do not now have any material assets outside the trust account, the Board of Directors will be authorized to establish a liquidating trust to complete the liquidation. In connection with the liquidation, we expect to pay the Company’s liabilities in full or in a reduced amount agreed to by the relevant creditor(s).  We estimate that in addition to the liquidation related expenses, we also have outstanding approximately $330,000 payable to creditors of the Company.  It is currently anticipated, based on the expenses of the Company related to the liquidation or due to creditors, that holders of the IPO Shares will receive $7.88 per IPO Share.

Each of TransTech’s sponsors (Suresh Rajpal and LM Singh) has agreed to indemnify TransTech for all claims of creditors, to the extent that TransTech fails to obtain valid and enforceable waivers from them. Based on information TransTech obtained from such individuals, TransTech currently believe that such persons are of substantial means and capable of funding a shortfall in our trust account even though TransTech has not asked them to reserve for such an eventuality. TransTech cannot assure you, however, that TransTech would be able to satisfy those obligations.

The Company intends to pursue any applicable federal or state tax refunds arising out its business activities from inception through dissolution. To the extent the Company is successful in obtaining such refunds, the proceeds shall be applied as follows: first, to satisfy the claims against or obligations of the Company, including claims of various vendors or other entities that are owed money by us for services rendered or products sold to us; second, reimburse sponsors who have paid expenses of the Company pursuant to their indemnification obligations; and third, remaining proceeds, if any, shall be distributed pro rata to our common stockholders in accordance with our Certificate of Incorporation. Due to the timing and potential uncertainty regarding any such refunds, any such proceeds would be distributed subsequent to the distribution of principal and accumulated interest (net of applicable taxes) of the trust account. TransTech has prepaid tax assets of $91,787 as of March 31, 2009 towards federal income taxes. TransTech has liability of Delaware franchise taxes which are not liabilities for services rendered or products sold. In accordance with the terms of the Trust Agreement, amounts owed for taxes will be deducted from amounts in the Trust Account prior to distributions to the stockholders in accordance with the Plan of Distribution.

If TransTech has liabilities that exceed those anticipated, under Delaware law, stockholders who receive distributions from TransTech pursuant to the Plan of Liquidation could be liable for their pro rata share of such liabilities, but not in excess of the amounts distributed to them.

As of the date of this proxy statement, we had approximately $273,600 in cash outside the Trust Account. We had total liabilities of approximately $579,500 as of such date. We currently have net liabilities (excluding taxes) and obligations that exceed available cash outside the IPO trust account by approximately $305,900, of  which amount $125,576 may be deducted from the proceeds of the Trust Account pursuant to the terms of the Investment Management Trust Agreement. Certain officers have agreed to indemnify the Company against any claims of vendors or creditors to ensure that  such claims do not reduce the initial proceeds in the Trust Account to be distributed to the holders of the IPO Shares. If certain liabilities were to arise in the future or actual liabilities exceed those anticipated, under Delaware law, stockholders who receive distributions from TransTech pursuant to the Plan of Distribution could be liable for their pro rata share of such liabilities, but not in excess of the amounts distributed to them.

Required Vote

The adoption of the Dissolution Proposal will require the affirmative vote of a majority of the shares of our common stock that are issued and outstanding as of the record date.  If you desire to adopt the Dissolution Proposal but not the Continuation Proposals, you must vote for the Dissolution Proposal and against the Continuation Proposals.

Our Board of Directors has unanimously approved the dissolution of the Company and unanimously recommends that our stockholders vote “FOR” the Dissolution Proposal if they do not vote “FOR” each of the Continuation Proposals.

PROPOSAL 5 — THE ADJOURNMENT PROPOSAL

The Adjournment Proposal allows the Company’s Board of Directors to submit a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve either the Continuation Proposals or the Dissolution Proposal.

Consequences if Adjournment Proposal is not Approved

If an Adjournment Proposal is presented at the Special Meeting and is not approved by the stockholders, the Company’s Board of Directors may not be able to adjourn the Special Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve either the Continuation Proposals or the Dissolution Proposal. In such event, the Company will not be able to dissolve and liquidate until it receives stockholder approval for such dissolution.

Required Vote

Adoption of the Adjournment Proposal requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the Special Meeting. If either the Continuation Proposals or the Dissolution Proposal is approved, we will not present the Adjournment Proposal to stockholders for a vote.

The Board of Directors unanimously recommends that our stockholders vote “FOR” the approval of the Adjournment Proposal.

BENEFICIAL OWNERSHIP OF SECURITIES
Beneficial Ownership of Securities

 The following table sets forth information regarding the beneficial ownership of our common stock as of May 18, 2009 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers, directors and our special advisors; and

•	all of our officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power.  It also includes shares of common stock that the stockholder has a right to acquire within 60 days through the exercise of any option, warrant or other right.  The percentage ownership of the outstanding common stock, which is based upon 6,300,000 shares of common stock outstanding as of May 18, 2009, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	No. of Shares of Common Stock Owned (2)		Approximate Percentage of Common Stock Owned (3)

TSP Ltd. (4)	533,919		8.47%
Suresh Rajpal (5)	789,324		12.53
L.M. Singh (5)	716,352		11.37
Ranga Krishna	0		-
Frederick Smithline* (6)	54,730		0.87
Hemant Sonawala*	0		-
Chandru Jagwani (7)*	91,216		1.45
Millennium Management, LLC (8)	1,153,200		25.63%
HBK Investments (9)	629,900		10.00
Polar Securities Inc. (10)	591,300		9.39
Fir Tree, Inc. (11)	550,000		8.73
QVT Financial LP (12)	549,573		8.72
Loeb Arbitrage Fund (13)	500,000		7.94
All directors and officers as a group 5 individuals (5)(6)(14)	1,026,487	(14)	16.29%
____________________
 *       Less than 1%

(1)	Unless otherwise noted, the business address of each of the following is 445 Fifth Avenue, Suite 30H, New York, New York, 10016.

(2)	The share amount does not include the shares of common stock underlying the private warrants sold to TSP Ltd. in a private placement on May 27, 2007.

(3)
Reflects the sale of 5,175,000 units in the Offering (post exercise of underwriters’ over-allotment option of 675,000 units), but does not include:  (i) 5,175,000 shares of our common stock issuable upon exercise of the warrants sold as part of such units (post exercise of underwriters’ over allotment option); (ii) 1,191,667 shares of our common stock issuable upon exercise of the private warrants; (iii) 281,250 shares of our common stock included in the representatives’ unit purchase option; or (iv) 281,250 shares of our common stock issuable upon exercise of the warrants included in the representatives’ unit purchase option.

(4)	TSP Ltd. is a company formed under the laws of Bermuda, which is wholly-owned by Suresh Rajpal (57.5%) and LM Singh (42.5%).

(5)
Includes 533,919 shares of our common stock owned by TSP, Ltd. and, with respect to L.M. Singh, 72,973 shares owned by Lotus Capital LLC, a New York limited liability company, majority-owned by L.M. Singh.  Mr. Rajpal disclaims beneficial ownership to 42.5% of the shares owned by TSP Ltd.  Mr. Singh disclaims beneficial ownership to 57.5% of the shares owned by TSP Ltd.

(6)	Includes 27,365 shares of our common stock owned by Mr. Smithline’s spouse, with respect to which Mr. Smithline disclaims beneficial ownership.

(7)	Includes 47,432 shares of our common stock owned by Canak Associates LLC, a New York limited liability company, 50%-owned by Chandru Jagwani.

(8)	This information is based solely on a Schedule 13G dated December 31, 2008.

(9)	This information is based solely on a Schedule 13G dated December 31, 2008.

(10)
Represents shares held by Polar Securities Inc. which serves as the investment manager to North Pole Capital Master Fund and a number of discretionary accounts with respect to which it has voting and dispositive authority over the shares reflected.  This information is based solely upon the contents of a filing on Schedule 13G dated October 30, 2007.

(11)
Represents shares held by Fir Tree, Inc.  This information is based solely upon the contents of a filing on Schedule 13G/A dated December 31, 2008, filed by Sapling, LLC, Fir Tree Capital Opportunity Master Fund, L.P. and Fir Tree, Inc.

(12)
Represents shares held by QVT Financial LP and this information is based solely upon the contents of a filing on Schedule 13G/A dated December 31, 2008 filed by QVT Financial LP, QVT Financial GP LLC, QVT Fund LP and QVT Associates GP LLC.

(13)	This information is based solely upon the contents of a filing on Schedule 13D dated April 8, 2009.

(14)	Does not include a total of 98,513 shares of our common stock issued to special advisors.

 We believe that Messrs. Rajpal and Singh are deemed to be our “parent,” “founder” and “promoter,” as these terms are defined under the Federal securities laws.

STOCKHOLDER PROPOSALS

Stockholders wishing to submit proposals for consideration by the Company’s board of directors at the Company’s next Annual Meeting of Stockholders should submit them in writing to the attention of our corporate Secretary a reasonable time before the Company begins to print and mail its proxy materials, so that the Company may consider such proposals for inclusion in its proxy statement and form of proxy for that meeting. The Company does not now have any definitive plans regarding the possible date of its next Annual Meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Only one annual report and proxy statement may be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the affected stockholders.  We will deliver promptly upon written or oral request a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.  Requests for additional copies should be directed to Robert Marese, our proxy solicitor, Mackenzie Partners Inc., 105 Madison Avenue, New York, NY, 10016.  Stockholders sharing an address and currently receiving a single copy may contact Mr. Rajpal as described above to request that multiple copies be delivered in future years.  Stockholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting Mr. Rajpal as described above.

 WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You may read and copy of these reports, proxy statements and other information at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may also access the Company’s reports, proxy statements and other information at the SEC’s web site at http://www.sec.gov.

TransTech Services Partners Inc. 445 Fifth Avenue, Suite 30H New York, NY 10016 Tel: +1 (646) 367-0637 Attention: L.M. Singh	Mackenzie Partners Inc. 105 Madison Avenue, New York, NY, 10016 Tel: 212-929-5500 Fax: 212-929-0308 Attention: Robert Marese

In order to receive timely delivery of the documents in advance of the Special Meeting, you must make your request for information no later than June 23 , 2009.

Annex A

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TRANSTECH SERVICES PARTNERS INC.
______________________________________________
TRANSTECH SERVICES PARTNERS INC., a corporation organized and existing under the General Corporation Law (the “GCL”) of the State of Delaware, hereby certifies as follows:

1.           The name of the corporation is “TransTech Services Partners Inc.” (the “Corporation”).

2.           The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on August 16, 2006.

3.           The Corporation’s Amended and Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation that was filed in the office of the Secretary of State of Delaware on January 9, 2007.

4.           The Corporation’s Second Amended and Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation that was filed in the office of the Secretary of State of Delaware on February 16, 2007.

5.           The Corporation’s Third Amended and Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation that was filed in the office of the Secretary of State of Delaware on February 19, 2007.

6.           This Fourth Amended and Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

7.           The text of the Certificate of Incorporation, as heretofore amended, is hereby amended and restated to read in full as follows:

FIRST:                The name of the corporation is TransTech Services Partners Inc. (the “Corporation”).

    SECOND:           The registered office of the Corporation is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 and its registered agent at such address is The Corporation Trust Company.

THIRD:               Subject to the immediately succeeding sentence, the purpose of the Corporation is to engage in, carry on, and conduct any lawful act or activity for which corporations may be organized under the GCL.  In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

   FOURTH:           The total number of shares of stock which the Corporation shall have authority to issue is TWENTY ONE MILLION NINE HUNDRED EIGHTEEN THOUSAND NINE HUNDRED TWENTY (21,918,920), TWENTY MILLION NINE HUNDRED EIGHTEEN THOUSAND NINE HUNDRED TWENTY (20,918,920) of which shall be shares of common stock, $.0001 par value per share (the “Common Stock”), and one million (1,000,000) of which shall be shares of preferred stock, $.0001 par value per share (the “Preferred Stock”), as follows:

  (A)         Preferred Stock.  The Preferred Stock may be issued from time to time in one or more series. The Board may create and provide for the issuance of shares of Preferred Stock in series and, by filing a certificate (hereinafter referred to as a "Preferred Stock Designation"), pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.  The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

  (1)           the designation of the series, which may be by distinguishing number, letter or title;

  (2)           the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares of such series then outstanding);

  (3)           whether dividends, if any, shall be cumulative or non-cumulative and the dividend rate, if any, of the series;

  (4)           the dates at which dividends, if any, shall be payable;

  (5)           the redemption rights and price or prices, if any, for shares of the series;

  (6)           the terms and amount of any sinking fund providing for the purchase or redemption of shares of the series;

  (7)           the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

  (8)           whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other entity, and, if so, the specification of such other class or series or of such other security, the conversion price or prices or exchange rate or rates and provisions for any adjustments to such prices or rates, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

   (9)           the ranking of such series with respect to dividends and amounts payable on the Corporation’s liquidation, dissolution or winding-up, which may include provisions that such series will rank senior to the Common Stock with respect to dividends and those distributions;

  (10)         restrictions on the issuance of shares of the same series or of any other class or series;

  (11)         the voting rights, if any, of the holders of shares of the series; and

  (12)         such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board shall determine.

  (B)          Common Stock.

  (1)           Voting Rights.  Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.
(2)           Dividends.  Subject to any preferential dividend rights, if any, applicable to shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive only such dividends as may be declared by the Board.

(3)           Liquidation.  Except as set forth in Paragraph FIFTH, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, ratably, in proportion to the number of shares held by them, to receive all of the remaining assets of the Corporation available for distribution to holders of Common Stock.

(4)           Conversion.  The holders of Common Stock shall have no conversion rights other than as set forth in subparagraph C of Paragraph FIFTH hereof.

FIFTH:                The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(A)          The Board shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the  by-laws of the Corporation as provided in the by-laws of the Corporation.

(B)          The election of directors need not be by written ballot.

(C)          In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the GCL, of this Amended and Restated Certificate of Incorporation, and to any by-laws from time to time adopted by the stockholders; provided, however, that no by-law so adopted shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SIXTH:.              The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

SEVENTH:         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director; provided, however, that nothing in this Article Eighth shall eliminate or limit the liability of any director (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.  Neither the amendment nor repeal of this Article Eighth, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article Eighth, shall eliminate or reduce the effect of this Article Eighth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Eighth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

EIGHTH:             The Corporation shall, to the fullest extent legally permissible under the provisions of the GCL, as the same may be amended from time to time, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against all liabilities (including expenses) imposed upon or reasonably incurred by him or her in connection with any action, suit or other proceeding in which he or she may be involved or with which he or she may be threatened, or other matters referred to in or covered by said provisions both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the Corporation.  Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or resolution adopted by the stockholders entitled to vote thereon after notice.

NINTH:               The Corporation is to have perpetual existence.

TENTH:              Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the GCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

 5.             This Fourth Amended and Restated Certificate of Incorporation was duly adopted by the unanimous written consent of the directors and by the written consent of the holders of at least a majority of the issued and outstanding shares of capital stock of the Corporation in accordance with the applicable provisions of Sections 242 and 228, respectively, of the GCL.

IN WITNESS WHEREOF, the Corporation has caused this Fourth Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this     day of __________, 2009.

Suresh Rajpal
Chief Executive Officer

Annex B

Plan Of Liquidation
of
TransTech Services Partners Inc.

This Plan of Liquidation (or “Plan”) of TransTech Services Partners Inc. (the “Company”) is dated this [ ] day of [ ], 2009.

WHEREAS, the liquidation of the Company was duly authorized by its Board of Directors and stockholders;

WHEREAS, the Company has paid or otherwise satisfied or made provision for all claims and obligations of the Company known to the Company, including conditional, contingent, or unmatured contractual claims known to the Company, other than the following:

1. Fees and expenses in connection with legal, accounting and other services rendered prior to the date hereof, all as shown on the Company’s unaudited interim financial statements at and for the period ending December 31, 2008, and liabilities and obligations incurred or to be incurred after such date to vendors or other persons for services rendered or goods sold, including fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the liquidation and liquidation of the Company and the winding-up of its business and affairs (“Vendor Obligations”);

2. Liabilities for federal and state income taxes (“Tax Liabilities”); and

3. The Company’s obligations to holders of its common shares issued in its initial public offering (the “Public Stockholders”) to distribute the proceeds of the trust account established in connection with the IPO in connection with the liquidation of the Company as provided in the Company’s amended and restated certificate of incorporation and its IPO prospectus.

WHEREAS, there are no pending actions, suits, or proceedings to which the Company is a party;

WHEREAS, there are no facts known to the Company, indicating that claims that have not been made known to the Company or that have not arisen are likely to become known to the Company or to arise within ten years after the date of liquidation; and

WHEREAS, the Company’s sponsors, by their adoption of this Plan do hereby reaffirm their obligations to the Company, in connection with its IPO, to indemnify the Company for all claims of creditors, to the extent that we fail to obtain valid and enforceable waivers from them

NOW THEREFORE, the Company adopts the following Plan of Liquidation:

1. PAYMENT OF LIABILITIES AND OBLIGATIONS. The Company shall, as soon as practicable following the adoption of this Plan by the Board of Directors of the Company (the “Board”), (a) pay or provide for the payment in full or in such other amount as shall be agreed upon by the Company and the relevant creditor the Vendor Obligations and (b) pay in full the Tax Liabilities.

2. CONTINGENCY RESERVE; PRO RATA DISTRIBUTION. The Company shall retain the indemnification obligations to the Company referred to in the sixth recital hereof as provision for and as a reserve against claims against and obligations of the Company.

3. CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM. Subject to approval by the Board, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to collect all sums due or owing to the Company, including recovery of any tax refunds owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, attempt to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the liquidation and liquidation provided for by this Plan.

4. RECOVERY OF ASSETS. In the event that the Company (or any trustee or receiver for the Company appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to the Company, including any federal or state tax refunds arising out of the proposed acquisition and its other business activities from inception through liquidation, such funds shall first be used to satisfy any claims against or obligations of the Company, and to the extent any assets or funds remain thereafter, shall be distributed to the stockholders of the Company in accordance with and subject to the terms of the Company’s amended and restated certificate of incorporation and the DGCL, and further subject to such terms and conditions as the Board of Directors of the Company (or any trustee or receiver for the Company) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude the Company (or any trustee or receiver for the Company) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of the Company.

5. PROFESSIONAL FEES AND EXPENSES. It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company’s officers or members of the Board provided by the Company pursuant to its amended and restated certificate of incorporation and bylaws or the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board for services rendered to the Company. In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

6. INDEMNIFICATION. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its amended and restated certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company’s obligations hereunder, including, without limitation, directors’ and officers’ liability coverage.

7. LIQUIDATING TRUST. The Board may, but is not required to, establish and distribute assets of the Company to a liquidating trust, which may be established by agreement in form and substance determined by the Board with one or more trustees selected by the Board. In the alternative, the Board may petition a Court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of the Company, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of the Company’s property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

8. LIQUIDATING DISTRIBUTIONS. Liquidating distributions shall be made from time to time after the adoption of this Plan to the holders of record, at the close of business on the record date set by the Board, of outstanding shares of common stock of the Company, pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the liquidation of the Company). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board.

9. AMENDMENT OR MODIFICATION OF PLAN. If for any reason the Board determines that such action would be in the best interests of the Company, it may amend or modify this Plan and all action contemplated hereunder, notwithstanding stockholder approval of this Plan; provided, however, that the Company will not amend or modify this Plan under circumstances that would require additional stockholder approval.

10. LIQUIDATION UNDER CODE SECTIONS 331 AND 336. It is intended that this Plan shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code”). This Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

11. FILING OF TAX FORMS. The appropriate officers of the Company are authorized and directed such forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

PROXY
TRANSTECH SERVICES PARTNERS INC.
445 FIFTH AVENUE, SUITE 30H
NEW YORK, NY, 10016

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF TRANSTECH SERVICES PARTNERS INC.

The undersigned appoints _________ and _____________, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of TransTech Services Partners Inc. held of record by the undersigned on __________, 2009 at the Special Meeting of Stockholders to be held on __________________, 2009, and any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS.  THE BOARD OF DIRECTORS OF TRANSTECH SERVICES PARTNERS INC. RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SHOWN ON THE REVERSE SIDE.

(Continued and to be signed on reverse side)

PRELIMINARY PROXY CARD

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 5, AND AGAINST PROPOSAL 4. THE BOARD OF DIRECTORS OF TRANSTECH SERVICES PARTNERS INC. RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

1.
The Charter Amendment Proposal: The approval of amendments to the Company’s certificate of incorporation to remove certain provisions containing procedural and approval requirements applicable to the Company to continue as a shell company.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.
The Distribution Proposal: The approval of the distribution of IPO Shares for cash to the IPO shareholders from the Trust Account on a pro rata basis by TransTech Services Partners Inc. (“TransTech” or “the Company”).
		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	The Proposal to Elect Directors — To approve the election of the following five Directors nominated by the Company to serve until the next Annual Meeting	FOR ☐	AGAINST ☐	ABSTAIN ☐

No.	Name of Company’s Nominee
1	Suresh Rajpal	☐ Vote FOR	☐ Vote WITHHELD
2	LM Singh	☐ Vote FOR	☐ Vote WITHHELD
3	Hemant Sonawala	☐ Vote FOR	☐ Vote WITHHELD
4	Frederick Smithline	☐ Vote FOR	☐ Vote WITHHELD
5	Dr. Ranga Krishna	☐ Vote FOR	☐ Vote WITHHELD

4.
The Dissolution Proposal — The approval of the liquidation of the assets of the company and the adoption by the board of directors of a plan of distribution in accordance with the Delaware law in the event that the Continuation Proposals are not approved.  The presentation of the Dissolution Proposal to stockholders is contingent upon the failure of the Continuation Proposals to be approved by stockholders.  If you desire to adopt the Dissolution Proposal but not the Continuation Proposals, you must vote for the Dissolution Proposal and against the Continuation Proposals.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	The Adjournment Proposal — The approval of any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.